SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    -------------

                                      FORM T - 1

                               STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an application to determine eligibility of a
                  Trustee pursuant to Section 305(b)(2)____________

                                ----------------------

                             NORWEST BANK COLORADO, N.A.
                 (Exact name of trustee as specified in its charter)

               NOT APPLICABLE                             84-0187632
          (Jurisdiction of incorporation or            ------------------
           Organization if not a U.S. national         (I.R.S. Employer
           bank)                                        Identification No.)

               1740 BROADWAY
               DENVER, COLORADO                             80274-8693
          (Address of principal executive office)           (Zip Code)

                             NORWEST BANK COLORADO, N.A.
                          ATTN::  CORPORATE TRUST DEPARTMENT
                                    1740 BROADWAY
                                DENVER, CO  80274-8693
                                     303-863-6247
              (Name, address and telephone number of agent for service)

                                   ----------------

                                  ICG HOLDINGS, INC.
                (Exact name of obligor as specified in its charter)

               COLORADO                                   84-1158866
          (State or other jurisdiction of              (I.R.S. Employer
           incorporation or organization)               Identification No.)

          9605 E. MAROON CIRCLE
          P.O. BOX 6742
          ENGLEWOOD, CO                                     80155-6742
          (Address of principal executive office)           (Zip Code)

                                   ---------------

          ICG HOLDINGS, INC. 11 5/8% SENIOR DISCOUNT NOTES DUE MARCH 15, 2007

        ITEM 1.   GENERAL INFORMATION

                  Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                    Address
                  ----                                    -------

                  Comptroller of the Currency             Washington, D.C.
                  Federal Reserve Bank of Denver          Denver, Colorado
                  Federal Deposit Insurance
                    Corporation                           Dallas, Texas
                  National Bank Examiners -
                    Western District                      Denver, Colorado

                  (b) Whether it is authorized to exercise corporate trust powers.

                            Yes.

        ITEM 2.   AFFILIATIONS WITH OBLIGOR.

                  If the Obligor is an affiliate of the trustee, describe such affiliation.

                            None.

        ITEM 3.   VOTING SECURITIES OF THE TRUSTEE.

                  (a) Furnish the following information as to each class of voting securities of the trustee.

                            As of  May 9, 1997
                                 --------------
                                 (within 31 days)

                  Col. A                        Col. B
                  ------                        ------
                  Title of Class                Amount Outstanding
                  --------------                ------------------

                            Not Applicable

        ITEM 4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

                  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

                  (a) Title of the securities outstanding under each such other indenture.

                            ICG Holdings, Inc. 13.5% Senior Discount Notes Due September 15, 2005 and Warrants

                            ICG Holdings, Inc. 12 1/2% Senior Discount Notes Due May 1, 2006

                  (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indentures, including a statement as to how the indenture securities will rank as compared with the securities under such other indentures.

                            Not applicable, neither bond issue is in default.

        ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

                  If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                            Not applicable.

        ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor:

                            As of  May 9, 1997
                                 ---------------
                                (within 31 days)

          Col. A              Col. B              Col. C         Col. D
        ----------          -----------         ----------     ----------
                                                               Percentage of
                                                               Voting
                                                               Securities
                                                               Represented
                                                Amount Owned   by Amount Given
        Name of Owner       Title of Class      Beneficially   In Col. C
        -------------       --------------      -------------  ---------------

                            None

        ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE UNDERWRITERS OR THEIR OFFICIALS.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                            As of  May 9, 1997
                                 --------------
                                (within 31 days)

          Col. A              Col. B              Col. C              Col. D
        ----------          ----------          ----------          ----------
                                                                    Percentage
                                                                    of Voting
                                                                    Securities
                                                                    Represented
                                                                    by Amount
                                                Amount Owned        Given
        Name of Owner       Title of Class      Beneficially        in Col. C
        -------------       --------------      ------------        ----------

                            None

        ITEM 8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

                  Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                            As of  May 9, 1997
                                 --------------
                                 (within 31 days)

          Col. A              Col. B              Col. C              Col. D
        ----------          ----------          ----------          ----------
                                                Amount Owned
                                                Beneficially or     Percentage
                            Whether the         Held as             of Class
                            Securities are      Collateral          Represented
                            Voting or           Security for        by Amount
        Title of            Nonvoting           Obligations in      Given in
        Class               Securities          Default             Col. C
        --------            -------------       --------------      ----------

                            None

        ITEM 9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

                  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter, any of which are so owned or held by the trustee:

                            As of  May 9, 1997
                                 --------------
                                 (within 31 days)

          Col. A              Col. B              Col. C              Col. D
        ----------          ----------          ----------          ----------
                                                Amount Owned
                                                Beneficially        Percentage
                                                or Held as          of Class
                                                Collateral          Securities
        Name of                                 Security for        Represented
        Issuer and                              Obligations         by Amount
        Title of            Amount              in Default          Given in
        Class               Outstanding         by Trustee          Col. C
        ----------          -----------         ------------        ----------

                            None

        ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

                  If the trustee owns beneficially or holds as collateral security for obligations in default any voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or
                  (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                            As of  May 9, 1997
                                 --------------
                                 (within 31 days)

          Col. A              Col. B              Col. C              Col. D
        ----------          ----------          ----------          ----------
                                                Amount Owned
                                                Beneficially        Percentage
                                                or Held as          of Class
                                                Collateral          Securities
        Name of                                 Security for        Represented
        Issuer and                              Obligations         by Amount
        Title of            Amount              in Default          Given in
        Class               Outstanding         by Trustee          Col. C
        ----------          -----------         -------------       ----------

                            None

        ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

                  If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person, any of which are so owned or held by the trustee:

                            As of  May 9, 1997
                                 --------------
                                 (within 31 days)

          Col. A              Col. B              Col. C              Col. D
        ----------          ----------          ----------          ----------
                                                Amount Owned
                                                Beneficially        Percentage
                                                or Held as          of Class
                                                Collateral          Securities
        Name of                                 Security for        Represented
        Issuer and                              Obligations         by Amount
        Title of            Amount              in Default          Given in
        Class               Outstanding         by Trustee          Col. C
        ----------          -----------         -------------       ----------

                            None

        ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

                  Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                    Col. A                   Col. B            Col. C
                  -----------              ----------        ---------

                  Nature of                Amount
                  Indebtedness             Outstanding       Date Due
                  ------------             -----------       ---------

                  Standby Letter
                   of Credit               $232,000          December 31, 1997
                  Standby Letter
                   of Credit               $ 66,500          June 28, 1997
                  Standby Letter
                   of Credit               $118,000          June 28, 1997
                  Equipment Finance
                   Lease                   $ 84,400          September, 1998

        ITEM 13.  DEFAULTS BY THE OBLIGOR.

                  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                            None.

                  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series. identify the indenture or series affected, and explain the nature of any such default.

                            None.

        ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

                  If any underwriter is an affiliate of the trustee, describe each such affiliation.

                            Not applicable.

        ITEM 15.  FOREIGN TRUSTEE.

                  Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                            Not applicable.

        ITEM 16.  LIST OF EXHIBITS.

                  List below all exhibits filed as a part of this statement of eligibility.

                  1. A copy of the articles of association of the trustee as now in effect.

                  2. A copy of the authorization of the trustee to exercise corporate trust powers.

                  3. A copy of the existing bylaws of the trustee, or instruments corresponding thereto.

                  4. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      SIGNATURE



                  Pursuant to the requirements of the Trustee Indenture Act of 1939 the trustee, Norwest Bank Colorado, N.A., organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and County of Denver, and State of Colorado on the 9th day of May, 1997.


                                           NORWEST BANK COLORADO, N.A.


                                           By:   /s/ Amy E. Buck
                                              -------------------------
                                                Amy E. Buck
                                                Vice President

                                  CONSENT OF TRUSTEE



        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the issue of ICG Holdings, Inc. 11 5/8% Senior Discount Notes Due March 15, 2007 we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.


                                           NORWEST BANK COLORADO, N.A.


                                           By:    /s/ Amy E. Buck
                                              ------------------------
                                                 Amy E. Buck
                                                 Vice President



        Dated:  May 9, 1997

                                      EXHIBIT 1


                               ARTICLES OF ASSOCIATION
                                          OF
                     NORWEST BANK COLORADO, NATIONAL ASSOCIATION


               FIRST. The title of this Association shall be Norwest Bank Colorado, National Association; the Association in conjunction with its said legal name may also use Norwest Bank Colorado, N.A.

               SECOND. The main office of this Association shall be in the City of Denver, County of Denver, State of Colorado. The general business of the Association shall be conducted at its main office and its branches, if any.

               THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof.

               Each director, during the full term of his or her directorship, shall own a minimum of $1,000 par value of stock of this Association or an equivalent interest, as determined by the Comptroller of the Currency, in any company which has control over this Association within the meaning of Section 2 of the Bank Holding Company Act of 1956.

               The Board of Directors, by the vote of a majority of the full Board, may, between annual meetings of shareholders, fill vacancies created by the death, incapacity or resignation of any director and by the vote of a majority of the full Board may also, between annual meetings of shareholders, increase the membership of the Board by not more than four members and by like vote appoint qualified persons to fill the vacancies created thereby; provided, however, that at no time shall there be more than twenty-five directors of this Association; and provided further, however, that not more than two members may be added to the Board of Directors in the event that the total number of directors last elected by shareholders was fifteen or less.

               FOURTH. The annual meeting of the shareholders for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office, or such other place as the Board of Directors may designate, on the day of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

               FIFTH. The amount of capital stock of this Association shall be One Hundred Million Dollars ($100,000,000), divided into 1,000,000 shares of common stock of the par value of One Hundred Dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

               No holder of shares of the capital stock of any class of this Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

               The Association, at any time and from time to time, may authorize and issue debt obligations, whether or nor subordinated, without the approval of the shareholders.

               SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall act as Chairman of the Board, unless the Board appoints another director to act as Chairman. In the event the Board of Directors shall appoint a President and a Chairman, the Board shall designate which person shall act as the chief executive officer of this Association. The Board of Directors shall have the power to appoint one or more Vice Presidents and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

               The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof, to regulate the manner in which the increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

               SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Denver, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

               EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

               NINTH. The Board of Directors, the Chairman, the President, or any one or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his or her address as shown upon the books of this Association. Any action required or permitted to be taken at an annual or special meeting of the shareholders of the Association may be taken without prior written notice and without any meeting if such action is taken by written action, containing a waiver of notice, signed by all of the shareholders entitled to vote on that action.

               TENTH. To the extent permitted by applicable law and regulation:

                    (a)    Elimination of Certain Liability of Directors. A
                           ---------------------------------------------
          director of the Association shall not be personally liable to the Association or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Association or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               (b)(1) Right to Indemnification. Each person who was or is
                      ------------------------
          made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Association or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Association to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Association to provide broader indemnification rights than said law permitted the Association to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement except to the extent prohibited by 12 CFR 7.5217(b)) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Association shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Association. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Association the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director of officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Association of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director of officer is not entitled to be indemnified under this paragraph (b) or otherwise. The Association may, by action of its Board of Directors, provide indemnification to employees and agents of the Association with the same scope and effect as the foregoing indemnification of directors and officers.

               (2) Non-Exclusivity of Rights.  The right to indemnification
                   -------------------------
          and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Association, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

               (3) Insurance.  Except to the extent prohibited by 12 CFR
                   ---------
          7.5217(d), the Association may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Association or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Association would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

               ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of holders of such greater amount.

                                      EXHIBIT 2

          ----------------------------------------------------------------
          Comptroller of the Currency
          Administrator of National Banks
          ----------------------------------------------------------------
          Midwestern District Office
          2345 Grand Avenue, Suite 700       I hereby certify that this is
          Kansas City, Missouri  64108       a True and Correct copy of the
                                             foregoing instrument which is
                                             still in force and effect.
                                                Norwest Bank Colorado, N.A.
          January 3, 1994
                                                By:    /s/ Amy E. Buck
                                                   ------------------------

          Mr. Terence W. Chase
          Manager, External Reporting
          Norwest Corporation
          Sixth and Marquette
          Minneapolis, Minnesota  55479

          Dear Mr. Chase:

          This letter is the official certification of the Office of the Comptroller of the Currency (OCC) to consolidate Norwest Bank Arapahoe, National Association, Englewood, CO (Charter No. 17017); Norwest Bank Arvada, National Association, Arvada CO (Charter No. 16747); Norwest Bank Aurora, National Association, Aurora, CO (Charter No. 21822); Norwest Bank Aurora-City Center, National Association, Aurora, CO (Charter No. 18034); Norwest Bank Aurora-South, National Association, Aurora, CO (Charter No. 21824); Norwest Bank Bear Valley, National Association, Denver, CO (Charter No. 15332); Norwest Bank Broomfield, National Association, Broomfield, CO (Charter No. 21825); Norwest Bank Buckingham Square, National Association, Aurora, CO (Charter No. 16244); Norwest Bank Cherry Creek, National Association, Denver, CO (Charter No. 17361); Norwest Bank Highlands Ranch, National Association, Highlands Ranch, CO (Charter No. 17887); Norwest Bank Lakewood, National Association, Lakewood, CO (Charter No. 15079); Norwest Bank Littleton, National Association, Littleton, CO (Charter No. 21829); Norwest Bank Monaco, National Association, Denver, CO (Charter No. 16475); Norwest Bank Northglenn, National Association, Northglenn, CO (Charter No. 15203); Norwest Bank Southglenn, National Association, Littleton, CO (Charter No. 15433); Norwest Bank Southwest Plaza, National Association, Littleton, CO (Charter No. 17088) into Norwest Bank Denver, National Association, Denver, CO, effective January 1, 1994. The resulting bank title is "Norwest Bank Colorado, National Association" and the Charter Number is 3269.

          This letter is also the official OCC certification for Norwest Bank Colorado, National Association to increase its common stock to $50,000,000 as of January 1, 1994.

          Sincerely,

          /s/ Ellen Tanner Shepherd
          Ellen Tanner Shepherd
          Corporate Manager                                      [SEAL]

          ----------------------------------------------------------------
          Comptroller of the Currency
          Administrator of National Banks
          ----------------------------------------------------------------
          Washington, D.C. 20219



                                     CERTIFICATE
                                     -----------

          I, Stephen R. Steinbrink, Acting Comptroller of the Currency, do hereby certify that:

          1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

          2. Effective April 27, 1992 the titles of the attached Thirty Seven National Banking Associations, located in the State of Colorado were changed as shown on the attached Exhibit A.


                                        IN TESTIMONY WHEREOF, I have

                                        hereunto subscribed my name and

                                        caused my seal of office to be

                                        affixed to these presents at the

                                        Treasury Department, in the City of

                                        Washington and District of

                                        Columbia, this 14th day of May,

                                        1992.

          [SEAL]
                                          /s/ Stephen R. Steinbrink
                                        -----------------------------------
                                        Acting Comptroller of the Currency

          I hereby certify that this is a True and Correct copy of the foregoing instrument which is still in full force and effect.
               Northwest Bank Denver, N.A.

               By:    /s/ Amy E. Buck
                  -----------------------------

   Legal Name Prior                             Legal Name Effective
   to April 27, 1982             Charter #         April 27, 1992
   -----------------             ---------      --------------------
   United Bank of Academy          17891        Norwest Bank of Academy
    Place National Association                   Place, National Association
   United Bank of Arapahoe         17017        Norwest Bank of Arapahoe,
    National Association                         National Association
   United Bank of Arvada           16747        Norwest Bank of Arvada,
    National Association                         National Association
   United Bank of Aurora           21822        Norwest Bank of Aurora,
    National Association                         National Association
   United Bank of Aurora-City      18034        Norwest Bank of Aurora-City
    Center National Association                  Center, National Association
   United Bank of Aurora-South     21824        Norwest Bank of Aurora-South,
    National Association                         National Association
   United Bank of Bear Valley      15332        Norwest Bank of Bear Valley,
    National Association                         National Association
   United Bank of Boulder          2355         Norwest Bank of Boulder,
    National Association                         National Association
   United Bank of Brighton         21831        Norwest Bank, of Brighton,
    National Association                         National Association
   United Bank of Broomfield       21825        Norwest Bank of Broomfield,
    National Association                         National Association
   United Bank of Buckingham       16244        Norwest Bank of Buckingham
    Square National Association                  Square, National Association
   United Bank of Cherry Creek     17361        Norwest Bank of Cherry Creek,
    National Association                         National Association
   United Bank of Colorado         8572         Norwest Bank of Colorado
    Springs National Association                 Springs, National Association
   United Bank of Colorado         15378        Norwest Bank of Colorado
    Springs-East National                        Springs-East, National
    Association                                  Association
   United Bank of Delta            15321        Norwest Bank of Delta,
    National Association                         National Association
   United Bank of Denver           3269         Norwest Bank of Denver,
    National Association                         National Association
   United Bank of Durango          18761        Norwest Bank of Durango,
    National Association                         National Association
   United Bank of Fort Collins     7837         Norwest Bank of Fort Collins,
    National Association                         National Association
   United Bank of Fort Collins-    16909        Norwest Bank of Fort Collins-
    South National Association                   South, National Association
   United Bank of Garden of the    18762        Norwest Bank of Garden of the
    Gods National Association                    Gods, National Association
   United Bank of Grand            15317        Norwest Bank of Grand
    Junction National Association                Junction, National Association
   United Bank of Grand            18749        Norwest Bank of Grand
    Junction-Downtown National                   Junction-Downtown, National
    Association                                  Association
   United Bank of Greeley          3148         Norwest Bank of Greeley,
    National Association                         National Association
   United Bank of Highlands        17887        Norwest Bank of Highlands
    Ranch National Association                   Ranch, National Association
   United Bank of Lakewood         15079        Norwest Bank of Lakewood,
    National Association                         National Association
   United Bank of LaSalle          15275        Norwest Bank of LaSalle,
    National Association                         National Association
   United Bank of Littleton        21829        Norwest Bank of Littleton,
    National Association                         National Association
   United Bank of Longmont         17481        Norwest Bank of Longmont,
    National Association                         National Association
   United Bank of Monaco           16475        Norwest Bank of Monaco,
    National Association                         National Association
   United Bank of Montrose         4007         Norwest Bank of Montrose,
    National Association                         National Association
   United Bank of Northglenn       15203        Norwest Bank of Northglenn,
    National Association                         National Association
   United Bank of Pueblo           21776        Norwest Bank of Pueblo,
    National Association                         National Association
   United Bank of Southglenn       15433        Norwest Bank of Southglenn,
    National Association                         National Association
   United Bank of Southwest        17088        Norwest Bank of Southwest
    Plaza National Association                   Plaza, National Association
   United Bank of Steamboat        14400        Norwest Bank of Steamboat
    Springs National Association                 Springs, National Association
   United Bank of Sterling         21827        Norwest Bank of Sterling,
    National Association                         National Association
   United Bank of Sunset Park      15003        Norwest Bank of Sunset Park,
    National Association                         National Association

          ----------------------------------------------------------------
          Comptroller of the Currency
          Administrator of National Banks
          ----------------------------------------------------------------
          Washington, D.C. 20219

                          CERTIFICATION OF FIDUCIARY POWERS
                          ---------------------------------

               I, Dean E. Miller, Deputy Comptroller for Trust and

          Securities, do hereby certify that the records in this Office evidence that the United Bank of Denver National Association,

          Denver, Colorado, was granted, under the hand and seal of the

          Comptroller, the right to act in all fiduciary capacities

          authorized under the provisions of the Act of Congress approved

          September 28, 1962, 76 Stat. 668, 12 USC 92a.  I further certify that the authority so granted remains in full force and effect.


                                        IN TESTIMONY WHEREOF, I have

                                        hereunto subscribed my name and

                                        caused the seal of Office of the

                                        Comptroller of the Currency to be

                                        affixed to these presents at the

                                        Treasury Department, in the City of

                                        Washington and District of Columbia

                                        this second day of October, 1984.

          [SEAL]                             /s/ Dean E. Miller

                                                 Dean E. Miller
                                               Deputy Comptroller
                                             for Trust and Securities

                                        The foregoing is a true and
                                        complete copy of a document which
                                        is in our files.
                                        United Bank of Denver N.A.

                                      EXHIBIT 3

                     NORWEST BANK COLORADO, NATIONAL ASSOCIATION

                                       BY-LAWS
                                       -------


                                      ARTICLE I
                                      ---------

                               MEETINGS OF SHAREHOLDERS
                               ------------------------

               SECTION 1.1  ANNUAL MEETING.  The regular annual meeting of
                            --------------
          the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting shall be held on the third thursday of January of each year at such time and place as the Board of Directors may designate. If for any cause the annual meeting of shareholders for the election of directors is not held on the date fixed in this by-law, such meeting may be held on some other day, notice thereof having been given in accordance with the requirements of
          Section 5149, United States Revised Statutes, and the meeting conducted according to the provisions of these by-laws.

               SECTION 1.2  SPECIAL MEETING.  Except as otherwise
                            ---------------
          specifically provided by statute, special meetings of shareholders may be called for any purpose at any time by the Board of Directors, by the Chief Executive Officer, by the President, or by any one or more shareholders owning in the aggregate not less than 25 percent of the then outstanding shares, as provided in Article Ninth of the Articles of Association.

               SECTION 1.3  NOTICE OF MEETINGS.  A notice of each annual or
                            ------------------
          special shareholders' meeting, setting forth the time, place, and purpose of the meeting, shall be given, by first-class mail, postage prepaid, to each shareholder of record at least ten days prior to the date on which such meeting is to be held; but any failure to mail such notice of any annual meeting, or any irregularity therein, shall not affect the validity of such annual meeting or of any of the proceedings thereat. Notwithstanding anything in these by-laws to the contrary, a valid shareholders' meeting may be held without notice whenever notice thereof shall be waived in writing by all shareholders, or whenever all shareholders shall be present or represented at the meeting.

               SECTION 1.4  QUORUM.  The holders of a majority of the stock
                            ------
          issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, and may transact any business except such as may, under the provisions of law, the Articles of Association, or these by-laws, require the vote of holders of a greater number of shares. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until such time as the Board of Directors may determine.

               SECTION 1.5  PROXIES AND VOTING RIGHTS.  At each meeting of
                            -------------------------
          the shareholders each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder, which proxy shall be valid for that meeting or any adjournments thereof, shall be dated, and shall be filed with the records of the meeting. No officer or employee of this Association may act as proxy. Each shareholder shall have one vote for each share of stock having voting power which is registered in his name on the books of the Association. Voting for the election of directors and voting upon any other matter which may be brought before any shareholders' meeting may, but need not, be by ballot, unless voting by ballot be requested by shareholder present at the meeting.

               SECTION 1.6  PROCEEDINGS AND RECORDS.  The Chairman of the
                            -----------------------
          Board shall preside at all meetings of the shareholders or, in case of his absence or inability to act, the President or, in case of the absence or inability to act of both of them, any Executive Vice President may preside at any such meeting. The presiding officer shall appoint a person to act as secretary of each shareholders' meeting; provided, however, that the shareholders may appoint some other person to preside at their meetings or to act as secretary thereof. A record of all business transacted shall be made of each shareholders' meeting showing, among other things, the names of the shareholders present and the number of shares of stock held by each, the names of the shareholders represented by proxy and the number of shares held by each, the names of the proxies, the number of shares voted on each motion or resolution and the number of shares voted for each candidate for director. This record shall be entered in the minute book of the Association and shall be subscribed by the secretary of the meeting.


                                      ARTICLE II
                                      ----------

                                      DIRECTORS
                                      ---------

               SECTION 2.1  BOARD OF DIRECTORS.  The Board of Directors
                            ------------------
          (hereinafter referred to as the "Board") shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board.

               SECTION 2.2  NUMBER AND QUALIFICATIONS.  The Board shall
                            -------------------------
          consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board may not increase the number of directors to a number which (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (ii) exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

               Each director shall, during the full term of his directorship, be a citizen of the United States, and at least two-thirds of the directors shall have resided in the State of Colorado, or within one hundred miles of the location of the office of the Association, for at least one year immediately preceding their election, and shall be residents of such state or within a one-hundred-mile territory of the location of the Association during their continuance in office. Each director, during the full term of his directorship, shall own a minimum of $1,000 par value of stock of this Association or an equivalent interest, as determined by the Comptroller of the Currency, in any company which has control over this Association within the meaning of Section 2 of the Bank Holding Company Act of 1956, as amended.

               SECTION 2.3  ORGANIZATION MEETING.  A meeting of the newly
                            --------------------
          elected Board shall be held at the main office of this Association, without notice, immediately following the adjournment of the annual meeting of the shareholders, or at such other time and at such other place to which said meeting may be adjourned. No business shall be transacted at any such meeting until a majority of the directors elected shall have taken an oath of office as prescribed by law, and no director elected shall participate in the business transacted at any such meeting of the Board until he shall have taken said oath. If at any such meeting there is not a quorum of the directors present who shall have taken the oath of office, the members present may adjourn the meeting from time to time until a quorum is secured. At such meeting of the newly elected Board, if a quorum is present, the directors may elect officers for the ensuing year and transact any and all business which may be brought before them.

               SECTION 2.4  REGULAR MEETINGS.  The regular meetings of the
                            ----------------
          Board shall be held, without notice other than by this by-law, on the third Thursday of ever other month, at such time and place as the Board may designate. If the day fixed for a regular meeting falls upon a bank or legal holiday, the meeting shall be held on the next succeeding banking business day or on such other date specified by the Board, in which case notice shall be given to each director as provided in Section 2.6.

               SECTION 2.5  SPECIAL MEETINGS.  Special meetings of the
                            ----------------
          Board may be called by the Chairman of the Board, the President, or the Secretary, and shall be called at the request of one-third or more of the directors.

               SECTION 2.6  NOTICE OF MEETINGS.  Each member of the Board
                            ------------------
          shall be given not less than one day's notice by telephone, telegram, letter, or in person, stating the time and place of any regular or special meeting; such notice may, but need not, state the purpose of said meeting. Notwithstanding anything in these by-laws to the contrary, a valid directors' meeting may be held without notice whenever notice thereof shall be waived in writing by all of the directors, or whenever all of the directors are present at the meeting.

               SECTION 2.7  QUORUM AND VOTING.  A majority of the directors
                            -----------------
          shall constitute a quorum at all directors' meetings. Except where the vote of a greater number of directors is required by the Articles of Association, these by-laws or under provisions of law, the vote of a majority of the directors at a meeting at which a quorum is present shall be sufficient to transact business.

               SECTION 2.8  PROCEEDINGS AND RECORD.  The Chairman of the
                            ----------------------
          Board, if such officer shall have been designated by the Board, shall preside at all meetings thereof, and in his absence or inability to act (or if there shall be no Chairman of the Board) the President, and in his absence or inability to act, any other director appointed chairman of the meeting pro tempore, shall preside at meetings of the directors. The Secretary, any Assistant Secretary, or any other person appointed by the Board, shall act as secretary of the Board and shall keep accurate minutes of all meetings.

               SECTION 2.9  VACANCIES.  Any vacancy in the Board may be
                            ---------
          filled by appointment at any regular or special meeting of the Board by the remaining directors in accordance with the laws of the United States, and any director so appointed shall hold his place until the next election.


                                     ARTICLE III
                                     -----------

                               COMMITTEES OF THE BOARD
                               -----------------------

               SECTION 3.1  EXECUTIVE COMMITTEE.  The Board may appoint
                            -------------------
          annually or more often an Executive Committee consisting of three or more directors. In the event an Executive Committee is appointed, the Executive Committee shall have the power to approve, review, and delegate authority to make loans and otherwise extend credit and to purchase and sell bills, notes, bonds, debentures and other legal investments and to establish and review general loan and investment policies. In addition, when the Board is not in session, the Executive Committee shall have the power to exercise all powers of the Board, except those that cannot legally be delegated by the Board. The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present.

               SECTION 3.2  TRUST COMMITTEES.  The Board shall appoint a
                            ----------------
          Trust Audit Committee, whose members shall be directors of the Association who have no direct or indirect responsibility for the trust function. This Committee shall, at least once during each calendar year and within fifteen months of the last such audit, make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board and at such time shall ascertain and report to the Board whether said Department has been administered in accordance with applicable laws and regulations and sound fiduciary principles. Every report to the Board under this section, together with the action taken thereon, shall be noted in the minutes of the Board. The Board shall from time to time appoint such other committees of such membership and with such powers and duties as it is required to appoint under the provisions of Regulation 9 issued by the Comptroller of the Currency relating to the trust powers of national banks, or any amendments thereto, and may appoint such other committees of such membership and with such powers and duties as the Board may provide and as are permitted by said Regulation 9, or any amendments thereto.

               SECTION 3.3  OTHER COMMITTEES.  The Board, by a majority
                            ----------------
          vote of the whole Board, may create from its own members or (to the extent permitted by applicable statutes, laws and regulations) from its own members and/or officers or employees of the Association such other committees as it may from time to time deem necessary, and may designate the name and term of existence and prescribe the duties thereof.

               SECTION 3.4  PROCEEDINGS AND RECORD.  Each committee
                            ----------------------
          appointed by the Board may hold regular meetings at such time or times as may be fixed by the Board or by the committee itself. Special meetings of any committee may be called by the chairman or vice chairman or any two members thereof. The Board may, at the time of the appointment of any committee, designate alternate or advisory members, designate its chairman, vice chairman, and secretary, or any one or more thereof, and the committee itself may appoint such of said officers as have not been so designated by the Board if they deem such appointment necessary or advisable. The secretary may but need not be a member of the committee. The Board may at any time prescribe or change the number of members whose presence is required to constitute a quorum at any or all meetings of a committee. The quorum so prescribed need not be a majority of the members of the committee. If no quorum is prescribed by the Board, the presence of a majority of the members of the committee shall be required to constitute a quorum. Each committee shall keep such records of its meetings and proceedings as may be required by law or applicable regulations and may keep such additional records of its meetings and proceedings as it deems necessary or advisable, and each committee may make such rules of procedure for the conduct of its own meetings and the method of discharge of its duties as it deems advisable. Each committee appointed by the Board may appoint subcommittees composed of its own members or other persons and may rely on information furnished to it by such subcommittees or by statistical or other fact-finding departments or employees of this Association, provided that final action shall be taken in each case by the committee.


                                      ARTICLE IV
                                      ----------

                                OFFICERS AND EMPLOYEES
                                ----------------------

               SECTION 4.1  APPOINTMENT OF OFFICERS.  The Board shall
                            -----------------------
          appoint a President, one or more Executive Vice Presidents, one or more office Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, and a Secretary, and may appoint a Chairman of the Board and such other officers as from time to time may appear to the Board to be required or desirable to transact the business of the Association. Only directors shall be eligible for appointment as President or Chairman of the Board. If a director other than the President is appointed Chairman of the Board, the Board shall designate either of these two officers as the chief executive officer of this Association. The chief executive officer may appoint other officers below the rank of Vice President by filing a written notice of such officer appointments with the Secretary.

               SECTION 4.2  TENURE OF OFFICE.  Officers shall hold their
                            ----------------
          respective offices for the current year for which they are appointed unless they resign, become disqualified or are removed. Any officer appointed by the Board may be removed at any time by the affirmative vote of a majority of the full Board or in accordance with authority granted by the Board. During the year between its organization meetings, the Board may appoint additional officers and shall promptly fill any vacancy occurring in any office required to be filled.

               SECTION 4.3  CHIEF EXECUTIVE OFFICER.  The chief executive
                            -----------------------
          officer shall supervise the carrying out of policies adopted or approved by the Board, shall have general executive powers as well as the specific powers conferred by these by-laws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board.

               SECTION 4.4  SECRETARY OR ASSISTANT SECRETARY.  The
                            --------------------------------
          Secretary or any Assistant Secretary shall attend to the giving of all notices required by these by-laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of Secretary, or imposed by these by-laws; and shall also perform such other duties as may be assigned from time to time by the Board.

               SECTION 4.5  GENERAL AUTHORITY AND DUTIES.  Officers shall
                            ----------------------------
          have the general powers and duties customarily vested in the office of such officers of a corporation and shall also exercise such powers and perform such duties as may be prescribed by the Articles of Association, by these by-laws, or by the laws or regulations governing the conduct of the business of national banking associations, and shall exercise such other powers and perform such other duties not inconsistent with the Articles of Association, these by-laws or laws or regulations as may be conferred upon or assigned to them by the Board or the chief executive officer.

               SECTION 4.6  EMPLOYEES AND AGENTS.  Subject to the authority
                            --------------------
          of the Board, the chief executive officer, or any other officer of the Association authorized by him, may appoint or dismiss all or any employees and agents and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

               SECTION 4.7  BONDS OF OFFICERS AND EMPLOYEES.  The officers
                            -------------------------------
          and employees of this Association shall give bond with security to be approved by the Board in such penal sum as the Board shall require, conditioned for the faithful and honest discharge of their respective duties and for the faithful application and accounting of all monies, funds and other property which may come into their possession or may be entrusted to their care or placed in their hands. In the discretion of the Board in lieu of having individual bonds for each officer and employee, there may be substituted for the bonds provided for herein a blanket bond covering all officers and employees providing coverage in such amounts and containing such conditions and stipulations as shall be approved by the chief executive officer of this Association but subject to the supervision and control of the Board.


                                      ARTICLE V
                                      ---------

                             STOCK AND STOCK CERTIFICATES
                             ----------------------------

               SECTION 5.1  TRANSFERS. Shares of stock shall be
                            ---------
          transferable only on the books of the Association upon surrender of the certificate for cancellation, and a transfer book shall be kept in which all transfers of stock shall be recorded.

               SECTION 5.2  STOCK CERTIFICATES.  Certificates of stock
                            ------------------
          shall be signed by the chief executive officer, the President, or any Executive Vice President and the Secretary, or any Assistant Secretary, or any other officer appointed by the Board for that purpose, and shall be sealed with the corporate seal. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed, and shall meet the requirements of Section 5139, United States Revised Statutes, as amended.

               SECTION 5.3  DIVIDENDS.  Transfers of stock shall not be
                            ---------
          suspended preparatory to the declaration of dividends and, unless an agreement to the contrary shall be expressed in the assignments, dividends shall be paid to the shareholders in whose name the stock shall stand at the time of the declaration of the dividends or on such record date as may be fixed by the Board.

               SECTION 5.4  LOST CERTIFICATES.  In the event of loss or
                            -----------------
          destruction of a certificate of stock, a new certificate may be issued in its place upon proof of such loss or destruction and upon receipt of an acceptable bond or agreement of indemnity as maybe required by the Board.

                                      ARTICLE VI
                                      ----------

                                    CORPORATE SEAL
                                    --------------

               SECTION 6.1  FORM.  The corporate seal of the Association
                            ----
          shall have inscribed thereon the name of the Association.

               SECTION 6.2  AUTHORITY TO IMPRESS.  The chief executive
                            ---------------------
          officer, the President, the Secretary, any Assistant Secretary, or other officer designated by the Board, shall have authority to impress or affix the corporate seal to any document requiring such seal, and to attest the same.


                                     ARTICLE VII
                                     -----------

                               MISCELLANEOUS PROVISIONS
                               ------------------------

               SECTION 7.1  BANKING HOURS.  The days and hours during which
                            --------------
          this Association shall be open for business shall be fixed from time to time by the Board, the chief executive officer, or the President, consistent with national and state laws governing banking and business transactions.

               SECTION 7.2  EXECUTION OF WRITTEN INSTRUMENTS.  All
                            ---------------------------------
          instruments, documents, or agreements relating to or affecting the property or business and affairs of this Association, or of this Association when acting in any representative or fiduciary capacity, shall be executed, acknowledged, verified, delivered or accepted in behalf of this Association by the chief executive officer, the President, any Executive Vice President, any office President, any Senior Vice President, any Vice President, the Secretary, any Assistant Vice President, any Assistant Secretary,or by such other officer, officers, employees, or designated signers, as the Board may from time to time direct.

               SECTION 7.3  RECORDS.  The Articles of Association, these
                            -------
          by-laws, and any amendments thereto, and the proceedings of all regular and special meetings of the directors and of the shareholders shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the person appointed to act as secretary of the meeting.

               SECTION 7.4  FISCAL YEAR.  The fiscal year of the
                            ------------
          Association shall be the calendar year.

                                     ARTICLE VIII
                                     ------------

                                       BY-LAWS
                                       -------

               SECTION 8.1  INSPECTION.  A copy of these by-laws, with all
                            -----------
          amendments thereto, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during banking hours.

               SECTION 8.2  AMENDMENTS.  These by-laws may be changed or
                            -----------
          amended at any regular or special meeting of the Board by a vote of a majority of the full Board or at any regular or special meeting of shareholders by the vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat.

                     NORWEST BANK COLORADO, NATIONAL ASSOCIATION

                   MARCH 16, 1995 MEETING OF THE BOARD OF DIRECTORS

                         ACTION: APPROVE AMENDMENT TO BYLAWS
                         -----------------------------------


                                      ARTICLE II
                                      ----------

                                      DIRECTORS
                                      ---------

               SECTION 2.10 MEETINGS BY TELEPHONE.  Unless otherwise
                            ---------------------
          provided by the articles of association, one or more members of the board of directors may participate in a meeting of the board by teleconference or by similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

               SECTION 2.11 ACTION WITHOUT A MEETING.  Any action required
                            ------------------------
          or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors and may be stated as such in any document. Unless the consent specifies a different effective date, action taken herein is effective when all directors have signed the consent. All consents signed pursuant to this Section 2.11 shall be delivered to the secretary of the bank for inclusion in the minutes or for filing with the bank records.

                                                                     EXHIBIT 4

                            CONSOLIDATED REPORT OF INCOME

       ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


                            SCHEDULE RI--INCOME STATEMENT

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     1.   Interest income:
        a.   Interest and fee income on loans:
          (1)  In domestic offices:
             (a)  Loans secured by real estate . . . . . . . .  $120,996
             (b)  Loans to depository institutions . . . . . .     8,479
             (c)  Loans to finance agricultural production and     7,915
                  other loans to farmers . . . . . . . . . . .
             (d)  Commercial and industrial loans  . . . . . .    77,275
             (e)  Acceptances of other banks . . . . . . . . .        36
             (f)  Loans to individuals for household, family,
                  and other personal expenditures:
               (1)  Credit cards and related plans . . . . . .    11,192
               (2)  Other  . . . . . . . . . . . . . . . . . .    68,113
             (g)  Loans to foreign governments and official
                  institutions . . . . . . . . . . . . . . . .         2
             (h)  Obligations (other than securities and leases)
                  of states and political subdivisions in the
                  U.S.:
               (1)  Taxable obligations  . . . . . . . . . . .         0
               (2)  Tax-exempt obligations . . . . . . . . . .     1,238
             (i)  All other loans in domestic offices  . . . .        65
          (2)  In foreign offices, Edge and Agreement
               subsidiaries, and IBFs  . . . . . . . . . . . .         0
        b.   Income from lease financing receivables:
          (1)  Taxable leases  . . . . . . . . . . . . . . . .        39
          (2)  Tax-exempt leases . . . . . . . . . . . . . . .         0
        c.   Interest income on balances due from depository
             institutions:(1)                                         13
          (1)  In domestic offices . . . . . . . . . . . . . .
          (2)  In foreign offices, Edge and Agreement
               subsidiaries, and IBFs  . . . . . . . . . . . .         0
        d.   Interest and dividend income on securities:
          (1)  U.S. Treasury securities and U.S. Government
               agency and corporation obligations  . . . . . .   188,396
          (2)  Securities issued by states and political
               subdivisions in the U.S.:
             (a)  Taxable securities . . . . . . . . . . . . .       251
             (b)  Tax-exempt securities  . . . . . . . . . . .     2,647
          (3)  Other domestic debt securities  . . . . . . . .       711
          (4)  Foreign debt securities . . . . . . . . . . . .         0
          (5)  Equity securities (including investments in
               mutual funds) . . . . . . . . . . . . . . . . .       553

      ----------------------------
      (1) Includes interest income on time certificates of deposit not held for trading.

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)

        e.   Interest income from trading assets . . . . . . .         0
        f.   Interest income on federal funds sold and
             securities purchased under agreements to resell in
             domestic offices of the bank and of its Edge and
             Agreement subsidiaries, and in IBFs . . . . . . .    17,342
        g.   Total interest income (sum of items 1.a through
             1.f)  . . . . . . . . . . . . . . . . . . . . . .   505,263
     2.   Interest expense:
        a.   Interest on deposits:
          (1)  Interest on deposits in domestic offices:
             (a)  Transaction accounts (NOW accounts, ATS
                  accounts, and telephone and preauthorized
                  transfer accounts) . . . . . . . . . . . . .    16,426
             (b)  Nontransaction accounts:
               (1)  Money market deposit accounts (MMDAs)  . .    39,044
               (2)  Other savings deposits . . . . . . . . . .    26,254
               (3)  Time certificates of deposit of $100,000 or
                    more . . . . . . . . . . . . . . . . . . .    15,319
               (4)  All other time deposits  . . . . . . . . .    58,784
          (2)  Interest on deposits in foreign offices, edge
               and agreement subsidiaries, and IBFS  . . . . .     3,769
        b.   Expense of federal funds purchased and securities
             sold under agreements to repurchase in domestic
             offices of the bank and of its edge and agreement
             subsidiaries, and in IBFs . . . . . . . . . . . .     5,723
        c.   Interest on demand notes issued to the U.S.
             Treasury, trading liabilities, and other borrowed
             money . . . . . . . . . . . . . . . . . . . . . .         0
        d.   Interest on mortgage indebtedness and obligations
             under capitalized leases  . . . . . . . . . . . .       122
        e.   Interest on subordinated notes and debentures . .       687
                                                                 -------
        f.   Total interest expense (sum of items 2.a through
             2.e)  . . . . . . . . . . . . . . . . . . . . . .   166,128
                                                                ========
     3.   Net interest income (item 1.g minus 2.f) . . . . . .   339,135
                                                                ========
     4.   Provisions:
        a.   Provision for loan and lease losses . . . . . . .     8,946
        b.   Provision for allocated transfer risk . . . . . .         0
     5.   Noninterest income:
        a.   Income from fiduciary activities  . . . . . . . .    29,116
        b.   Service charges on deposit accounts in domestic
             offices . . . . . . . . . . . . . . . . . . . . .    55,743
        c.   Trading revenue (must equal Schedule RI, sum of
             Memorandum items 8.a through 8.d) . . . . . . . .         1
        d.   Other foreign transaction gains (losses)  . . . .       281
        e.   Not applicable  . . . . . . . . . . . . . . . . .        --
        f.   Other noninterest income:
          (1)  Other fee income  . . . . . . . . . . . . . . .    28,672
          (2)  All other noninterest income  . . . . . . . . .     9,569
        g.   Total noninterest income (sum of items 5.a through
             5.f)  . . . . . . . . . . . . . . . . . . . . . .   123,382
     6. a.   Realized gains (losses) on held-to maturity
             securities  . . . . . . . . . . . . . . . . . .         (10)

     -----------------------------
     * Describe on Schedule RI-E Explanations.

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)


        b.   Realized gains (losses) on available-for-sale
             securities  . . . . . . . . . . . . . . . . . . .    11,887
     7.   Noninterest expense:
        a.   Salaries and employee benefits  . . . . . . . . .   131,069
        b.   Expenses of premises and fixed assets (net of
             rental income) (excluding salaries and employee
             benefits and mortgage interest) . . . . . . . . .    49,541
        c.   Other noninterest expense*  . . . . . . . . . . .   150,314
                                                                --------
        d.   Total noninterest expense (sum of items 7.a through
             7.c)  . . . . . . . . . . . . . . . . . . . . . .   330,924
                                                                ========
     8.   Income (loss) before income taxes and extraordinary
          items and other adjustments (item 3 plus or minus
          items 4.a, 4.b, 5.g, 6.a., 6.b, and 7.d) . . . . . .   134,524
     9.   Applicable income taxes (on item 8)  . . . . . . . .    46,715
                                                                --------
     10.  Income (loss) before extraordinary items and other
          adjustments (item 8 minus 9) . . . . . . . . . . . .    87,809
                                                                ========
     11.  Extraordinary items and other adjustments:
        a.   Extraordinary items and other adjustments, gross of
             income taxes* . . . . . . . . . . . . . . . . . .         0
        b.   Applicable income taxes (on item 11.a)* . . . . .         0
        c.   Extraordinary items and other adjustments, net of
             income taxes (item 11.a minus 11.b) . . . . . . .         0
                                                                --------
     12.  Net income (loss) (sum of items 10 and 11.c) . . . .    87,809
                                                                ========

     Memoranda
     ---------------------------------------------------------
     1.   Interest expense incurred to carry tax-exempt
          securities, loans, and leases acquired after August
          7, 1986, that is not deductible for federal income
          tax purposes . . . . . . . . . . . . . . . . . . . .       171
     2.   Income from the sale and servicing of mutual funds
          and annuities in domestic offices (included in
          Schedule RI, item 8) . . . . . . . . . . . . . . . .       424
     3.-4.  Not applicable . . . . . . . . . . . . . . . . . .        --
     5.   Number of full-time equivalent employees on payroll    (Number)
          at end of current period (round to nearest whole
          number)  . . . . . . . . . . . . . . . . . . . . . .     3,607
     6.   Not applicable . . . . . . . . . . . . . . . . . . .        --
     7.   If the reporting bank has restated its balance sheet
          as a result of applying push down accounting this
          calendar year, report the date of the bank's          MM DD YY
          acquisition  . . . . . . . . . . . . . . . . . . . .  00/00/00
     8.   Trading revenue (from cash instruments and off-
          balance sheet derivative instruments) (sum of
          Memorandum items 8.a through 8.d must equal Schedule
          RI, item 5.c):
        a.   Interest rate exposures . . . . . . . . . . . . .         0
        b.   Foreign exchange exposures  . . . . . . . . . . .         1
        c.   Equity security and index exposures . . . . . . .         0
        d.   Commodity and other exposures . . . . . . . . . .         0

     -----------------------------
     *  Describe on Schedule RI-E Explanations.

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)

     9.   Impact on income of off-balance sheet derivatives
          held for purposes other than trading:
        a.   Net increase (decrease) to interest income  . . .         0

        b.   Net (increase) decrease to interest expense . . .   (10,336)
        c.   Other (noninterest) allocations . . . . . . . . .         0
     10.  Credit losses on off-balance sheet derivatives (see
          instructions)  . . . . . . . . . . . . . . . . . . .         0

                            CONSOLIDATED REPORT OF INCOME

       ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


                       SCHEDULE RI-A--CHANGES IN EQUITY CAPITAL

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     Indicate decreases and losses in parentheses.

     1.   Total equity capital originally reported in the
          December 31, 1995, Reports of Condition and Income .  $375,906
     2.   Equity capital adjustments from amended Reports of
          Income, net* . . . . . . . . . . . . . . . . . . . .         0
     3.   Amended balance end of previous calendar year (sum of
          items 1 and 2) . . . . . . . . . . . . . . . . . . .   375,906
     4.   Net income (loss) (must equal Schedule RI, item 12)     87,809
     5.   Sale, conversion, acquisition, or retirement of
          capital stock, net . . . . . . . . . . . . . . . . .     4,479
     6.   Changes incident to business combinations, net . . .     5,448
     7.   LESS:  Cash dividends declared on preferred stock  .         0
     8.   LESS:  Cash dividends declared on common stock . . .    59,000
     9.   Cumulative effect of changes in accounting principles
          from prior years* (see instructions for this
          schedule)  . . . . . . . . . . . . . . . . . . . . .         0
     10.  Corrections of material accounting errors from prior
          years* (see instructions for this schedule)  . . . .         0
     11.  Change in net unrealized holding gains (losses) on
          available-for-sale securities  . . . . . . . . . . .   (17,202)
     12.  Foreign currency translation adjustments . . . . . .         0
     13.  Other transactions with parent holding company* (not
          included in items 5, 7, or 8 above)  . . . . . . . .         0
                                                                --------
     14.  Total equity capital end of current period (sum of
          items 3 through 13) (must equal Schedule RC, item 28) $397,440
                                                                ========

     -----------------------------
     *  Describe on Schedule RI-E--Explanations.

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


                    SCHEDULE RI-B--CHARGE-OFFS AND RECOVERIES AND
                    CHANGES IN ALLOWANCE FOR LOAN AND LEASE LOSSES

               PART I.  CHARGE-OFFS AND RECOVERIES ON LOANS AND LEASES

     Part I excludes charge-offs and recoveries through the allocated transfer risk reserve.

                                                     (COLUMN A)    (COLUMN B)
                                                     CHARGE-OFFS   RECOVERIES
                                                     -----------   ----------
                                                     (Calendar year-to-date)
                                                     ------------------------
     1.   Loans secured by real estate:
        a.   To U.S. addresses (domicile)  . . . . .   $1,355       $2,705
        b.   To non-U.S. addresses (domicile)  . . .        0            0
     2.   Loans to depository institutions and
          acceptances of other banks:
        a.   To U.S. banks and other U.S. depository
             institutions  . . . . . . . . . . . . .        0            0
        b.   To foreign banks  . . . . . . . . . . .        0            0
     3.   Loans to finance agricultural production
          and other loans to farmers . . . . . . . .      153           90
     4.   Commercial and industrial loans:
        a.   To U.S. addresses (domicile)  . . . . .    4,176        2,160
        b.   To non-U.S. addresses (domicile)  . . .        0            0
     5.   Loans to individuals for household, family,
          and other personal expenditures:
        a.   Credit cards and related plans  . . . .        0            0
        b.   Other (includes single payment,
             installment, and all student loans) . .   15,608        2,432
     6.   Loans to foreign governments and official
          institutions . . . . . . . . . . . . . . .        0            0
     7.   All other loans  . . . . . . . . . . . . .    1,446          456
     8.   Lease financing receivables:
        a.   Of U.S. addresses (domicile)  . . . . .        0            0
        b.   Of non-U.S. addresses (domicile)  . . .        0            0
                                                     --------     --------
     9.   Total (sum of items 1 through 8) . . . . .  $22,738       $7,892
                                                     ========     ========

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


                               SCHEDULE RI-B--CONTINUED

                                  PART I. CONTINUED

                                                        (COLUMN A)  (COLUMN B)
                                                       CHARGE-OFFS  RECOVERIES
                                                       -----------  ----------
                                                       (Calendar year-to-date)
                                                       -----------------------
     Memoranda
     -----------------------------------------------
     1.-3.  Not applicable . . . . . . . . . . . . .     $--          $--
     4.   Loans to finance commercial real estate,
          construction, and land development
          activities (not secured by real estate)
          included in Schedule RI-B, part I, items 4
          and 7, above . . . . . . . . . . . . . . .       0            0
     5.   Loans secured by real estate in domestic
          offices (included in Schedule RI-B, part I,
          item 1 above):
        a.   Construction and land development . . .     211          499
        b.   Secured by farmland . . . . . . . . . .       0           48
        c.   Secured by 1-4 family residential
             properties:
          (1)  Revolving, open-end loans secured by
               1-4 family residential properties and
               extended under lines of credit  . . .     294           44
          (2)  All other loans secured by 1-4 family
               residential properties  . . . . . . .    1688          938
        d.   Secured by multifamily (5 or more)            0            0
             residential properties  . . . . . . . .
        e.   Secured by nonfarm nonresidential
             properties  . . . . . . . . . . . . . .     162        1,176

               PART II. CHANGES IN ALLOWANCE FOR LOAN AND LEASE LOSSES

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     1.   Balance originally reported in the December 31, 1995,
          Reports of Condition and Income  . . . . . . . . . .   $81,711
     2.   Recoveries (must equal part I, item 9, column B
          above) . . . . . . . . . . . . . . . . . . . . . . .     7,892
     3.   LESS:  Charge-offs (must equal part I, item 9, column
          A above) . . . . . . . . . . . . . . . . . . . . . .    22,738
     4.   Provision for loan and lease losses (must equal
          Schedule RI, item 4.a) . . . . . . . . . . . . . . .     8,946
     5.   Adjustments*  (see instructions for this                 7,275
          schedule)  . . . . . . . . . . . . . . . . . . . . .  --------
     6.   Balance end of current period (sum of items 1 through
          5) (must equal Schedule RC, item 4.b)  . . . . . . .   $83,086
                                                                ========

              SCHEDULE RI-C--APPLICABLE INCOME TAXES BY TAXING AUTHORITY

     1.   Federal  . . . . . . . . . . . . . . . . . . . . . .       46,715
     2.   State and local  . . . . . . . . . . . . . . . . . .          0
     3.   Foreign  . . . . . . . . . . . . . . . . . . . . . .          0
     4.   Total (sum of items 1 through 3) (must equal sum of
          Schedule RI, items 9 and 11.b) . . . . . . . . . . .       46,715
     5.   Deferred portion of item 4 . . . . . . . . . . . . .       17,874

     -----------------------------
     *  Describe on Schedule RI-E--Explanations.

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


                 SCHEDULE RI-D--INCOME FROM INTERNATIONAL OPERATIONS

               PART I.  ESTIMATED INCOME FROM INTERNATIONAL OPERATIONS


     For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     1.   Interest income and expense booked at foreign
          offices, Edge and Agreement subsidiaries, and IBFs:
        a.   Interest income booked  . . . . . . . . . . . . .         N/A
        b.   Interest expense booked . . . . . . . . . . . . .         N/A
        c.   Net interest income booked at foreign offices, Edge
             and Agreement subsidiaries, and IBFs (item 1.a
             minus 1.b)  . . . . . . . . . . . . . . . . . . .         N/A
     2.   Adjustments for booking location of international
          operations:
        a.   Net interest income attributable to international
             operations booked at domestic offices . . . . . .         N/A
        b.   Net interest income attributable to domestic
             business booked at foreign offices  . . . . . . .         N/A
        c.   Net booking location adjustment (item 2.a minus
             2.b)  . . . . . . . . . . . . . . . . . . . . . .         N/A
     3.   Noninterest income and expense attributable to
          international operations:
        a.   Noninterest income attributable to international
             operations  . . . . . . . . . . . . . . . . . . .         N/A
        b.   Provision for loan and lease losses attributable to
             international operations  . . . . . . . . . . . .         N/A
        c.   Other noninterest expense attributable to
             international operations  . . . . . . . . . . . .         N/A
        d.   Net noninterest income (expense) attributable to
             international operations (item 3.a minus 3.b and
             3.c)  . . . . . . . . . . . . . . . . . . . . . .         N/A
     4.   Estimated pretax income attributable to international
          operations before capital allocation adjustment (sum
          of items 1.c, 2.c, and 3.d)  . . . . . . . . . . . .         N/A
     5.   Adjusted to pretax income for internal allocations to
          international operations to reflect the effects of
          equity capital on overall bank funding costs . . . .         N/A
     6.   Estimated pretax income attributable to international
          operations after capital allocation adjustment (sum
          of items 4 and 5)  . . . . . . . . . . . . . . . . .         N/A
     7.   Income taxes attributable to income from
          international operations as estimated in item 6  . .         N/A
     8.   Estimated net income attributable to international
          operations (item 6 minus 7)  . . . . . . . . . . . .         N/A

     Memorandum
     ---------------------------------------------------------
     1.   Intracompany interest income included in item 1.a
          above  . . . . . . . . . . . . . . . . . . . . . . .         N/A
     2.   Intracompany interest expense included in item 1.b
          above  . . . . . . . . . . . . . . . . . . . . . . .         N/A

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


                               SCHEDULE RI-D--CONTINUED

        PART II. SUPPLEMENTARY DETAILS ON INCOME FROM INTERNATIONAL OPERATIONS REQUIRED BY THE DEPARTMENTS OF COMMERCE AND TREASURY FOR PURPOSES OF THE U.S. INTERNATIONAL ACCOUNTS AND THE U.S. NATIONAL INCOME AND PRODUCT ACCOUNTS


                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)

     1.   Interest income booked at IBFs . . . . . . . . . . .         N/A
     2.   Interest expense booked at IBFs  . . . . . . . . . .         N/A
     3.   Noninterest income attributable to international
          operations booked at domestic offices (excluding
          IBFs):
        a.   Gains (losses) and extraordinary items  . . . . .         N/A
        b.   Fees and other noninterest income . . . . . . . .         N/A
     4. Provision for loan and lease losses attributable to international operations booked at domestic offices
          (excluding IBFs) . . . . . . . . . . . . . . . . . .         N/A
     5.   Other noninterest expense attributable to
          international operations booked at domestic offices
          (excluding IBFs) . . . . . . . . . . . . . . . . . .         N/A

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


                             SCHEDULE RI-E--EXPLANATIONS

     Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.


     Detail all adjustments in Schedule RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     1. All other noninterest income (from Schedule RI, item
        5.f.(2))
        Report amounts that exceed 10% of Schedule RI, item
        5.f.(2):
        a.   Net gains on other real estate owned  . . . . . .   $    0
        b.   Net gains on sales of loans . . . . . . . . . . .        0
        c.   Net gains on sales of premises and fixed assets .        0
        d.   ATM Processing Revenue  . . . . . . . . . . . . .    2,672
        e.
        f.
     2. Other noninterest expense (from Schedule RI, item
        7.c):
        a.   Amortization expense of intangible assets . . . .        0
        Report amounts that exceed 10% of Schedule RI, item 7.c:
        b.   Net losses on other real estate owned . . . . . .        0
        c.   Net losses on sales of loans  . . . . . . . . . .        0
        d.   Net losses on sales of premises and fixed assets         0
        Itemize and describe the three largest other amounts
        that exceed 10% of Schedule RI, item 7.c:
        e.   Computer Processing Fees  . . . . . . . . . . . .   12,237
        f.   Forward Contracting Fees  . . . . . . . . . . . .   10,336
        g.
     3. Extraordinary items and other adjustments (from
        Schedule RI, item 11.a) and applicable income tax effect (from Schedule RI, item 11.b) (itemize and describe all extraordinary items and other adjustments):
        a. (1)
           (2)  Applicable income tax effect
        b. (1)
           (2)  Applicable income tax effect
        c. (1)
           (2)  Applicable income tax effect
     4. Equity capital adjustments from amended Reports of Income (from Schedule RI-A, item 2)
        (itemize and describe all adjustments):
        a.
        b.

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)

     5. Cumulative effect of changes in accounting principles
        from prior years (from Schedule RI-A, item 9)
        (itemize and describe all changes in accounting
        principles):
        a.
        b.
     6. Corrections of material accounting errors from prior
        years (from Schedule RI-A, item 10)
        (itemize and describe all corrections):
        a.
        b.
     7. Other transactions with parent holding company (from
        Schedule RI-A, item 13)
        (itemize and describe all such transactions):
        a.
        b.
     8. Adjustments to allowance for loan and lease losses
        (from Schedule RI-B, part II, item 5) (itemize and
        describe all such transactions):
        a.   Merge of assets from affiliate 1/96 and 7/96  . .    7,275
        b.
     9. Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):
        No comment
        Other explanations (please type or print clearly):

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


                             SCHEDULE RC-C--BALANCE SHEET

               CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1996


     All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     ASSETS
     1.   Cash and balances due from depository institutions
          (from Schedule RC-A):
        a.   Noninterest-bearing balances and currency and
             coin (1)  . . . . . . . . . . . . . . . . . . . . $  911,301
        b.   Interest-bearing balances (2) . . . . . . . . . .        250
     2.   Securities:
        a.   Held-to-maturity securities (from Schedule RC-B,
             column A) . . . . . . . . . . . . . . . . . . . .          0
        b.   Available-for-sale securities (from Schedule RC-B,
             column D) . . . . . . . . . . . . . . . . . . . .  2,242,845
     3.   Federal funds sold and securities purchased under
          agreements to resell in domestic offices of the bank
          and of its Edge and Agreement subsidiaries, and in
          IBFs:
        a.   Federal funds sold  . . . . . . . . . . . . . . .    570,505
        b.   Securities purchased under agreements to resell .          0
     4.   Loans and lease financing receivables:
        a.   Loans and leases, net of unearned income (from
             Schedule RC-C)  . . . . . . . . . . . . . . . . .  3,949,963
        b.   LESS:  Allowance for loan and lease losses  . . .     83,086
        c.   LESS:  Allocated transfer risk reserve  . . . . .          0
        d.   Loans and leases, net of unearned income,
             allowance, and reserve (item 4.a minus 4.b
             and 4.c)  . . . . . . . . . . . . . . . . . . . .  3,866,877
     5.   Trading assets (from Schedule RC-D)  . . . . . . . .          4
     6.   Premises and fixed assets (including capitalized
          leases)  . . . . . . . . . . . . . . . . . . . . . .    111,612
     7.   Other real estate owned (from Schedule RC-M) . . . .        428
     8.   Investments in unconsolidated subsidiaries and
          associated companies (from Schedule RC-M)  . . . . .          0
     9.   Customers' liability to this bank on acceptances
          outstanding  . . . . . . . . . . . . . . . . . . . .      2,367
     10.  Intangible assets (from Schedule RC-M) . . . . . . .        119
     11.  Other assets (from Schedule RC-F)  . . . . . . . . .    150,031
                                                                 --------
     12.  Total assets (sum of items 1 through 11) . . . . . . $7,856,335
                                                                 ========

     -----------------------------
     (1)  Includes cash items in process of collection and unposted debits.

     (2)  Includes time certificates of deposit not held for trading.

                                                                  FOR THE
                                                                  PERIOD
                                                                 JANUARY 1,
                                                                  1996 TO
                                                                DECEMBER 31,
                                                                   1996
                                                                ------------
                                                                 (Year-to-
                                                                   date)
    LIABILITIES
     13.  Deposits:
        a.   In domestic offices (sum of totals of columns A and
             C from Schedule RC-E, part I) . . . . . . . . . . $7,041,294
          (1)  Noninterest-bearing (1) . . . . . . . . . . . .  2,291,735
          (2)  Interest-bearing  . . . . . . . . . . . . . . .  4,749,559
        b.   In foreign offices, Edge and Agreement
             subsidiaries, and IBFs (from Schedule RC-E,
             part II)  . . . . . . . . . . . . . . . . . . . .    145,559
          (1)  Noninterest-bearing . . . . . . . . . . . . . .          0
          (2)  Interest-bearing  . . . . . . . . . . . . . . .    145,559
     14.  Federal funds purchased and securities sold under
          agreements to repurchase in domestic offices of the
          bank and of its Edge and Agreement subsidiaries, and
          in IBFs:
        a.   Federal funds purchased . . . . . . . . . . . . .     77,435
        b.   Securities sold under agreements to repurchase  .     21,240
     15.a.   Demand notes issued to the U.S. Treasury  . . . .          0
        b.   Trading liabilities (from Schedule RC-D)  . . . .          3
     16.  Other borrowed money:
        a.   With a remaining maturity of one year or less . .     12,918
        b.   With a remaining maturity of more than one year .          0
     17.  Mortgage indebtedness and obligations under
          capitalized leases . . . . . . . . . . . . . . . . .        194
     18.  Bank's liability on acceptances executed and
          outstanding  . . . . . . . . . . . . . . . . . . . .      2,367
     19.  Subordinated notes and debentures  . . . . . . . . .     42,000
     20.  Other liabilities (from Schedule RC-G) . . . . . . .    115,885
                                                               ----------
     21.  Total liabilities (sum of items 13 through 20) . . . $7,458,895
                                                               ==========
     22.  Limited-life preferred stock and related surplus . . $        0
     EQUITY CAPITAL
     23.  Perpetual preferred stock and related surplus  . . .          0
     24.  Common stock . . . . . . . . . . . . . . . . . . . .    100,000
     25.  Surplus (exclude all surplus related to preferred
          stock) . . . . . . . . . . . . . . . . . . . . . . .    204,057
     26.a.   Undivided profits and capital reserves  . . . . .     89,762
        b.   Net unrealized holding gains (losses) on available-
             for-sale securities . . . . . . . . . . . . . . .      3,621
     27.  Cumulative foreign currency translation adjustments           0
                                                               ----------
     28.  Total equity capital (sum of items 23 through 27)  .    397,440
                                                               ==========
     29.  Total liabilities, limited-life preferred stock, and
          equity capital (sum of items 21, 22, and 28) . . . . $7,856,335
                                                               ==========

     -----------------------------
     (1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)

     Memorandum
     ---------------------------------------------------------
     TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

     1.   Indicate in the box at the right the number of the       Number
          statement below that best describes the most                N/A
          comprehensive level of auditing work performed for
          the bank by independent external auditors as of any
          date during 1995 . . . . . . . . . . . . . . . . . .
      1   =  Independent audit of the bank   4   =  Directors' examination of
             conducted in accordance with           the bank performed by other
             generally accepted auditing            external auditors (may be
             standards by a certified               required by state
             public accounting firm which           chartering authority)
             submits a report on the bank
      2   =  Independent audit of the        5   =  Review of the bank's
             bank's parent holding company          financial statements by
             conducted in accordance with           external auditors
             generally accepted auditing
             standards by a certified        6   =  Compilation of the bank's
             public accounting firm which           financial statements by
             submits a report on the                external auditors
             consolidated holding company
             (but not on the bank
             separately)
      3   =  Directors' examination of the   7   =  Other audit procedures
             bank conducted in accordance           (excluding tax
             with generally accepted              preparation work)
             auditing standards by a
             certified public accounting     8   =  No external audit work
             firm (may be required by
             state chartering authority)

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


          SCHEDULE RC-A--CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS

     Exclude assets held for trading.

                                                        (COLUMN A)   (COLUMN B)
                                                       CONSOLIDATED   DOMESTIC
                                                           BANK       OFFICES
                                                         --------     --------
                                                        (Calendar year-to-date)
                                                       ------------------------

     1.   Cash items in process of collection,
          unposted debits, and currency and coin . .    $847,914  $      --
        a.   Cash items in process of collection and
             unposted debits . . . . . . . . . . . .          --    701,786
        b.   Currency and coin . . . . . . . . . . .          --    146,128
     2.   Balances due from depository institutions
          in the U.S.  . . . . . . . . . . . . . . .          --     24,662
        a.   U.S. branches and agencies of foreign
             banks (including their IBFs)  . . . . .           0         --
        b.   Other commercial banks in the U.S. and
             other depository institutions in the U.S.
             (including their IBFs)  . . . . . . . .      24,662         --
     3.   Balances due from banks in foreign
          countries and foreign central banks  . . .          --        252
        a.   Foreign branches of other U.S. banks  .           0         --
        b.   Other banks in foreign countries and
             foreign central banks . . . . . . . . .         252         --
     4.   Balances due from Federal Reserve Banks  .      38,723     38,723
                                                        --------   --------
     5.   Total (sum of items 1 through 4) (total of
          column A must equal Schedule RC, sum of
          items 1.a and 1.b) . . . . . . . . . . . .    $911,551   $911,551
                                                        ========   ========

     Memorandum
     -----------------------------------------------
     1.   Noninterest-bearing balances due from commercial banks in
          the U.S. (included in item 2, column B above)  . . . . .   24,662

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


                              SCHEDULE RC-B--SECURITIES


     Exclude assets held for trading.


                                 HELD-TO-MATURITY    AVAILABLE-FOR-SALE
                                 ----------------    ------------------
                               (COLUMN A)           (COLUMN C) (COLUMN D)
                               AMORTIZED (COLUMN B)  AMORTIZED    FAIR
                                  COST   FAIR VALUE    COST     VALUE(1)
                                --------  --------   --------   --------
                                        (Calendar year-to-date)
                                ----------------------------------------

     1.   U.S. Treasury
          securities . . . . .    $0         $0   $   36,745  $  36,903
     2.   U.S. Government
          agency and
          corporation
          obligations (exclude
          mortgage-backed
          securities):
        a.   Issued by U.S.
             Government
             agencies(2) . . .     0          0           68        69
        b.   Issued by U.S.
             Government-
             sponsored
             agencies(3) . . .     0          0       10,333    10,235
     3.   Securities issued by
          states and political
          subdivisions in the
          U.S.:
        a.   General
             obligations . . .     0          0       22,247    22,810
        b.   Revenue
             obligations . . .     0          0       14,229    14,531
        c.   Industrial
             development and
             similar
             obligations . . .     0          0            0         0
     4.   Mortgage-backed securities (MBS):
        a.   Pass-through securities:
          (1)  Guaranteed by
               GNMA  . . . . .     0          0      127,509   129,224
          (2)  Issued by FNMA
               and FHLMC . . .     0          0    2,004,422 2,007,345
          (3)  Other pass-
               through             0          0        3,353     3,353
               securities  . .
        b.   Other mortgage-
             backed securities
             (include CMOs,
             REMICs, and
             stripped MBS):

     -----------------------------

     (1) Includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.

     (2) Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations for Export-Import Bank participation certificates.

     (3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

                                 HELD-TO-MATURITY    AVAILABLE-FOR-SALE
                                 ----------------    ------------------
                               (COLUMN A)           (COLUMN C) (COLUMN D)
                               AMORTIZED (COLUMN B)  AMORTIZED    FAIR
                                  COST   FAIR VALUE    COST     VALUE(1)
                                --------  --------   --------   --------

          (1)  Issued or
               guaranteed by
               FNMA, FHLMC, or
               GNMA  . . . . .     0          0        2,667     2,640
          (2)  Collateralized
               by MBS issued
               or guaranteed
               by FNMA, FHLMC,
               or GNMA . . . .     0          0          989     1,028
          (3)  All other
               mortgage-backed
               securities  . .     0          0        1,268     1,268
     5.   Other debt
          securities:
        a.   Other domestic
             debt securities .     0          0        3,529     3,528
        b.   Foreign debt
             securities  . . .     0          0            0         0
     6.   Equity securities:
        a.   Investments in
             mutual funds  . .    --         --            0         0
        b.   Other equity
             securities with
             readily
             determinable fair
             values  . . . . .    --         --          822       818
        c.   All other equity
             securities  . . .    --         --        9,093     9,093
                            --------   --------     --------  --------
     7.   Total (sum of items
          1 through 6) (total
          of column A must
          equal Schedule RC,
          item 2.a) (total of
          column D must equal
          Schedule RC, item
          2.b) . . . . . . . .    $0         $0   $2,237,274  $2,242,345
                            ========   ========   ==========  ==========

     -----------------------------

     (1) Includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.

                                                           FOR THE
                                                           PERIOD
                                                         JANUARY 1,
                                                           1996 TO
                                                        DECEMBER 31,
                                                            1996
                                                        ------------
                                                          (Year-to-
                                                            date)

     Memoranda
     -----------------------------------------------
     1.   Pledged securities(2)  . . . . . . . . . .  $  98,425
     2.   Maturity and repricing data for debt
          securities (2), (3), (4) (excluding
          those in nonaccrual status):
        a.   Fixed rate debt securities with a            5,813
             remaining maturity of:
          (1)  Three months or less  . . . . . . . .
          (2)  Over three months through 12 months .     38,935
          (3)  Over one year through five years  . .     32,664
          (4)  Over five years . . . . . . . . . . .  1,957,803
          (5)  Total fixed rate debt securities (sum
               of Memorandum items 2.a.(1) through    2,035,215
               2.a.(4) . . . . . . . . . . . . . . .
        b.   Floating rate debt securities with a
             repricing frequency of:                    128,815
          (1)  Quarterly or more frequently  . . . .
          (2)  Annually or more frequently, but less     68,904
               frequently than quarterly . . . . . .
          (3)  Every five years or more frequently,           0
               but less frequently than annually . .
          (4)  Less frequently than every five years          0
          (5)  Total floating rate debt securities
               (sum of Memorandum items 2.b.(1)         197,719
               through 2.b.(4))  . . . . . . . . . .  ---------
        c.   Total debt securities (sum of Memorandum
             items 2.a.(5) and 2.b.(5)) (must equal
             total debt securities from Schedule RC-B,
             sum of items 1 through 5, columns A and
             D, minus nonaccrual debt securities
             included in Schedule RC-N, item 9,       2,232,934
             column C) . . . . . . . . . . . . . . .  =========
     3.   Not applicable . . . . . . . . . . . . . .         --
     4.   Held-to-maturity debt securities
          restructured and in compliance with
          modified terms (included in Schedule RC-B,
          items 3 through 5, column A, above)  . . .          0
     5.   Not applicable . . . . . . . . . . . . . .         --
     6.   Floating rate debt securities with a
          remaining maturity of one year or less (2),
          (4) (included in Memorandum items 2.b.(1)
          through 2.b.(4) above) . . . . . . . . . .      1,504
     7.   Amortized cost of held-to-maturity
          securities sold or transferred to
          available-for-sale or trading securities
          during the calendar year-to-date (report
          the amortized cost at date of sale or
          transfer)  . . . . . . . . . . . . . . . .          0
     8.   High-risk mortgage securities (included in
          the held-to-maturity and available-for-sale
          accounts in Schedule RC-B, item 4.b):
        a.   Amortized cost  . . . . . . . . . . . .        996
        b.   Fair value  . . . . . . . . . . . . . .      1,001
     9.   Structured notes (included in the held-to-
          maturity and available-for-sale accounts in
          Schedule RC-B, items 2, 3 and 5):
        a.   Amortized cost  . . . . . . . . . . . .      2,631
        b.   Fair value  . . . . . . . . . . . . . .      2,598


     -----------------------------


     (2) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

     (3) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.

     (4) Memorandum items 2 and 6 are not applicable to savings banks that must complete supplemental Schedule RC-J.

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


                 SCHEDULE RC-C--LOANS AND LEASE FINANCING RECEIVABLES

                              PART I.  LOANS AND LEASES


     Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading.

                                                        (COLUMN A)   (COLUMN B)
                                                       CONSOLIDATED   DOMESTIC
                                                           BANK       OFFICES
                                                         --------     --------
                                                        (Calendar year-to-date)
                                                        -----------------------

     1.   Loans secured by real estate . . . . . . .  $1,750,477         --
        a.   Construction and land development . . .          --    167,237
        b.   Secured by farmland (including farm
             residential and other improvements) . .          --     25,866
        c.   Secured by 1-4 family residential
             properties:
          (1)  Revolving, open-end loans secured by
               1-4 family residential properties and
               extended under lines of credit  . . .          --    141,692
          (2)  All other loans secured by 1-4 family
               residential properties:
             (a)  Secured by first liens . . . . . .          --    489,929
             (b)  Secured by junior liens  . . . . .          --    447,308
        d.   Secured by multifamily (5 or more)
             residential properties  . . . . . . . .          --     25,882
        e.   Secured by nonfarm nonresidential
             properties  . . . . . . . . . . . . . .          --    452,563
     2.   Loans to depository institutions:
        a.   To commercial banks in the U.S. . . . .          --    100,320
          (1)  To U.S. branches and agencies of
               foreign banks . . . . . . . . . . . .           0         --
          (2)  To other commercial banks in the U.S.     100,320         --
        b.   To other depository institutions in the
             U.S.  . . . . . . . . . . . . . . . . .       8,251      8,251
        c.   To banks in foreign countries . . . . .          --        463
          (1)  To foreign branches of other U.S.
               banks . . . . . . . . . . . . . . . .           0         --
          (2)  To other banks in foreign countries .         463         --
     3.   Loans to finance agricultural production
          and other loans to farmers . . . . . . . .      88,278     88,278
     4.   Commercial and industrial loans:
        a.   To U.S. addresses (domicile)  . . . . .     617,664    617,664
        b.   To non-U.S. addresses (domicile)  . . .          24         24
     5.   Acceptances of other banks:
        a.   Of U.S. banks . . . . . . . . . . . . .           0          0
        b.   Of foreign banks  . . . . . . . . . . .           0          0
     6.   Loans to individuals for household, family,
          and other personal expenditures (i.e.,
          consumer loans) (includes purchased paper)          --  1,254,581
        a.   Credit cards and related plans (includes
             check credit and other revolving credit
             plans)  . . . . . . . . . . . . . . . .      95,825         --
        b.   Other (includes single payment,
             installment, and all student loans) . .   1,158,756         --

                                                        (COLUMN A)   (COLUMN B)
                                                       CONSOLIDATED   DOMESTIC
                                                           BANK       OFFICES
                                                         --------     --------
                                                        (Calendar year-to-date)
                                                        -----------------------

     7.   Loans to foreign governments and official
          institutions (including foreign central
          banks) . . . . . . . . . . . . . . . . . .           0          0
     8.   Obligations (other than securities and
          leases) of states and political
          subdivisions in the U.S. (includes nonrated
          industrial development obligations)  . . .      12,776     12,776
     9.   Other loans  . . . . . . . . . . . . . . .     118,302         --
        a.   Loans for purchasing or carrying
             securities (secured and unsecured)  . .          --     10,481
        b.   All other loans (exclude consumer loans)         --    107,821
     10.  Lease financing receivables (net of
          unearned income) . . . . . . . . . . . . .          --        193
        a.   Of U.S. addressees (domicile) . . . . .         193         --
        b.   Of non-U.S. addressees (domicile) . . .           0         --
                                                        --------   --------
     11.  LESS:  Any unearned income on loans
          reflected in items 1-9 above . . . . . . .       1,366      1,366
                                                        --------   --------
     12.  Total loans and leases, net of unearned
          income (sum of items 1 through 10 minus
          item 11) (total of column A must equal
          Schedule RC, item 4.a) . . . . . . . . . .  $3,949,963 $3,949,963
                                                        ========   ========
     Memorandum
     -----------------------------------------------
     1.   Commercial paper included in Schedule RC-C,
          part I, above  . . . . . . . . . . . . . .  $        0   $      0
     2.   Loans and leases restructured and in
          compliance with modified terms (included in
          Schedule RC-C, part I, above and not
          reported as past due or nonaccrual in
          Schedule RC-N, Memorandum item 1):
        a.   Loans secured by real estate:
          (1)  To U.S. addressees (domicile) . . . .           0
          (2)  To non-U.S. addressees (domicile) . .           0
        b.   All other loans and all lease financing
             receivables (exclude loans to individuals
             for household, family, and other personal
             expenditures) . . . . . . . . . . . . .           0
        c.   Commercial and industrial loans to and
             lease financing receivables of non-U.S.
             addressees (domicile) included in
             Memorandum item 2.b above . . . . . . .           0
     3.   Maturity and repricing data for loans and
          leases (1) (excluding those in nonaccrual
          status):
        a.   Fixed rate loans and leases with a       $  769,266
             remaining maturity of:
          (1)  Three months or less  . . . . . . . .
          (2)  Over three months through 12 months .     142,075
          (3)  Over one year through five years  . .   1,075,154
          (4)  Over five years . . . . . . . . . . .     774,263
                                                        --------

     -----------------------------

     (1) Memorandum item 3 is not applicable to savings banks that must complete supplemental Schedule RC-J.

                                                        (COLUMN A)   (COLUMN B)
                                                       CONSOLIDATED   DOMESTIC
                                                           BANK       OFFICES
                                                         --------     --------
                                                        (Calendar year-to-date)
                                                        -----------------------

          (5)  Total fixed rate loans and leases (sum
               of Memorandum items 3.a.(1) through    $2,760,758
               3.a.(4))  . . . . . . . . . . . . . .    ========
        b.   Floating rate loans with a repricing
             frequency of:
          (1)  Quarterly or more frequently  . . . .  $1,075,758
          (2)  Annually or more frequently, but less
               frequently than quarterly . . . . . .      19,195
          (3)  Every five years or more frequently,
               but less frequently than annually . .           0
          (4)  Less frequently than every five years           0
                                                        --------
          (5)  Total floating rate loans (sum of
               Memorandum items 3.b.(1) through
               3.b.(4))  . . . . . . . . . . . . . .  $1,094,987
                                                        ========
        c.   Total loans and leases (sum of Memorandum
             items 3.a.(5) and 3.b.(5)) (must equal
             the sum of total loans and leases, net,
             from Schedule RC-C, part I, item 12, plus
             unearned income from Schedule RC-C, part
             I, item 11 minus total nonaccrual loans
             and leases from Schedule RC-N, sum of
             items 1 through 8, column C)  . . . . .  $3,855,745
                                                        ========
        d.   Floating rate loans with a remaining
             maturity of one year or less (included in
             Memorandum items 3.b.(1) through 3.b.(4)
             above)  . . . . . . . . . . . . . . . .        $  0
                                                        ========
     4.   Loans to finance commercial real estate,
          construction, and land development
          activities (not secured by real estate)
          included in Schedule RC-C, part I, items 4
          and 9, column A, page RC-6 (2) . . . . . .    $      0
     5.   Loans and leases held for sale (included in
          Schedule RC-C, part I, above)  . . . . . .           0
     6.   Adjustable rate closed-end loans secured by
          first liens on 1-4 family residential
          properties (included in Schedule RC-C, part
          I, item 1.c.(2)(a), column B, page RC-6) . $   190,730
                                                        ========

     -----------------------------
     (2) Exclude loans secured by real estate that are included in Schedule RC-C, part I, item 1, column A.

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


                    SCHEDULE RC-D--TRADING ASSETS AND LIABILITIES

     Schedule RC-D is to be completed only by banks with $1 billion or more in total assets or with $2 billion or more in par/notional amount of off-balance sheet derivative contracts (as reported in Schedule RC-L, items 14.a through 14.e, columns A through D).

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     ASSETS
     1.   U.S. Treasury securities in domestic offices . . . .      $0
     2.   U.S. Government agency and corporation obligations in
          domestic offices (exclude mortgage-backed securities)      0
     3.   Securities issued by states and political
          subdivisions in the U.S. in domestic offices . . . .       0
     4.   Mortgage-backed securities (MBS) in domestic offices:
        a.   Pass-through securities issued or guaranteed by
             FNMA, FHLMC, or GNMA  . . . . . . . . . . . . . .       0
        b.   Other mortgage-backed securities issued or
             guaranteed by FNMA, FHLMC, or GNMA (include CMOs,       0
             REMICs, and stripped MBS) . . . . . . . . . . . .
        c.   All other mortgage-backed securities  . . . . . .       0
     5.   Other debt securities in domestic offices  . . . . .       0
     6.   Certificates of deposit in domestic offices  . . . .       0
     7.   Commercial paper in domestic offices . . . . . . . .       0
     8.   Bankers acceptances in domestic offices  . . . . . .       0
     9.   Other trading assets in domestic offices . . . . . .       0
     10.  Trading assets in foreign offices  . . . . . . . . .       0
     11.  Revaluation gains on interest rate, foreign exchange
          rate, and other commodity and equity contracts:
        a.   In domestic offices . . . . . . . . . . . . . . .       0
        b.   In foreign offices  . . . . . . . . . . . . . . .       0
     12.  Total trading assets (sum of items 1 through 11)
          (must equal Schedule RC, item 5) . . . . . . . . . .      $0
                                                                    ==
     LIABILITIES
     13.  Liability for short positions  . . . . . . . . . . .       0
     14.  Revaluation losses on interest rate, foreign exchange
          rate, and other commodity and equity contracts . . .       3
                                                                    --
     15.  Total trading liabilities (sum of items 13 and 14)
          (must equal Schedule RC, item 15.b)  . . . . . . . .      $3
                                                                    ==

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


                          SCHEDULE RC-E--DEPOSIT LIABILITIES

                        PART I.  DEPOSITS IN DOMESTIC OFFICES

                                                          NONTRANSACTION
                                  TRANSACTION ACCOUNTS       ACCOUNTS
                               ------------------------   --------------

                                (COLUMN A)
                                   TOTAL      (COLUMN B)    (COLUMN C)
                                TRANSACTION  MEMO: TOTAL    TOTAL NON-
                                 ACCOUNTS       DEMAND     TRANSACTION
                                (INCLUDING     DEPOSITS      ACCOUNTS
                               TOTAL DEMAND  (INCLUDED IN   (INCLUDING
                                 DEPOSITS)    COLUMN A)       MMDAS)
                                 --------      --------      --------
                                        (Calendar year-to-date)
                                 -------------------------------------

     Deposits of:
     1.   Individuals,
          partnerships, and
          corporations . . . .$2,487,964    $1,877,697     $3,851,993
     2.   U.S. Government  . .    17,805        17,805              0
     3.   States and political
          subdivisions in the
          U.S. . . . . . . . .   207,814       131,622         62,246
     4.   Commercial banks in
          the U.S. . . . . . .   172,390       172,390              0
     5.   Other depository
          institutions in the
          U.S. . . . . . . . .     7,490         7,490              0
     6.   Banks in foreign
          countries  . . . . .    29,119        29,199              0
     7.   Foreign governments
          and official
          institutions
          (including foreign
          central banks) . . .         0             0        141,861
     8.   Certified and
          official checks  . .    55,612        55,612             --
                                --------      --------       --------
     9.   Total (sum of items
          1 through 8) (sum of
          columns A and C must
          equal Schedule RC,
          item 13.a) . . . . .$2,978,194    $2,291,735     $4,063,100
                              ==========    ==========     ==========


                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Calendar
     Memorandum                                                   year-to-date)
     --------------------------------------------------------
     1.   Selected components of total deposits (i.e., sum of
          item 9, columns A and C):
        a.   Total Individual Retirement Accounts (IRAs) and
             Keogh Plan Accounts . . . . . . . . . . . . . . .    228,106
        b.   Total brokered deposits . . . . . . . . . . . . .          0
        c.   Fully insured brokered deposits (included in
             Memorandum item 1.b above):
          (1)  Issued in denominations of less than $100,000 .          0
          (2)  Issued either in denominations of $100,000 or in
               denominations greater than $100,000 and
               participated out by the broker in share of
               $100,000 or less  . . . . . . . . . . . . . . .          0
        d.   Maturity data for brokered deposits:
          (1)  Brokered deposits issued in denominations of
               less than $100,000 with a remaining maturity of
               one year or less (included in Memorandum item
               1.c.(1) above . . . . . . . . . . . . . . . . .          0

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                   (Calendar
                                                                 year-to-date)
          Memorandum
          ----------------------------------------------------
          (2)  Brokered deposits issued in denominations of
               $100,000 or more with a remaining maturity of
               one year or less (included in Memorandum item
               1.b above)  . . . . . . . . . . . . . . . . . .          0
        e.   Preferred deposits (uninsured deposits of states
             and political subdivisions in the U.S. reported in
             item 3 above which are secured or collateralized as
             required under state law) . . . . . . . . . . . .    235,982
     2.   Components of total nontransaction accounts (sum of
          Memorandum items 2.a through 2.d must equal item 9,
          column C above):
        a.   Savings deposits:
          (1)  Money market deposit accounts (MMDAs) . . . . .  1,612,646
          (2)  Other savings deposits (excludes MMDAs) . . . .  1,049,547
        b.   Total time deposits of less than $100,000 . . . .  1,021,287
        c.   Time certificates of $100,000 or more . . . . . .    237,759
        d.   Open-account time deposits of $100,000 or more  .    141,861
     3.   All NOW accounts (included in column A above)  . . .    675,004
     4.   Not applicable . . . . . . . . . . . . . . . . . . .         --
     5.   Maturity and repricing data for time deposits of less
          than $100,000 (sum of Memorandum items 5.a.(1)
          through 5.b.(3) must equal Memorandum item 2.b
          above):(1)
        a.   Fixed rate time deposits of less than $100,000 with
             a remaining maturity of:
          (1)  Three months or less  . . . . . . . . . . . . .    245,097
          (2)  Over three months through 12 months . . . . . .    507,418
          (3)  Over one year . . . . . . . . . . . . . . . . .    268,772
        b.   Floating rate time deposits of less than $100,000
             with a repricing frequency of:
          (1)  Quarterly or more frequently  . . . . . . . . .          0
          (2)  Annually or more frequently, but less frequently         0
               than quarterly  . . . . . . . . . . . . . . . .
          (3)  Less frequently than annually . . . . . . . . .          0
        c.   Floating rate time deposits of less than $100,000
             with a remaining maturity of one year or less
             (included in Memorandum items 5.b.(1) through
             5.b.(3) above)  . . . . . . . . . . . . . . . . .          0
     6.   Maturity and repricing data for time deposits of
          $100,000 or more (i.e., time certificate of deposit
          of $100,000 or more and open-account time deposits of
          $100,000 or more) (sum of Memorandum items 6.a.(1)
          through 6.b.(4) must equal the sum of Memorandum
          items 2.c and 2.d above):(1)
        a.   Fixed rate time deposits of $100,000 or more with a
             remaining maturity of:
          (1)  Three months or less  . . . . . . . . . . . . .    253,192
          (2)  Over three months through 12 months . . . . . .     98,004
          (3)  Over one year through five years  . . . . . . .     27,961
          (4)  Over five years . . . . . . . . . . . . . . . .        463

     -----------------------------

     (1) Memorandum items 5 and 6 are not applicable to savings banks that must complete supplemental Schedule RC-J.

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Calendar
     Memorandum                                                   year-to-date)
     ---------------------------------------------------------
        b.   Floating rate time deposits of $100,000 or more
             with a repricing frequency of:
          (1)  Quarterly or more frequently  . . . . . . . . .          0
          (2)  Annually or more frequently, but less frequently
               than quarterly  . . . . . . . . . . . . . . . .          0
          (3)  Every five years or more frequently, but less
               frequently than
             annually  . . . . . . . . . . . . . . . . . . . .          0
          (4)  Less frequently than every five years . . . . .          0
        c.   Floating rate time deposits of $100,000 ore more
             with a remaining maturity of one year or less
             (included in Memorandum items 6.b.(1) through
             6.b.(4) above)  . . . . . . . . . . . . . . . . .          0

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


                          SCHEDULE RC-E--DEPOSIT LIABILITIES

         PART II. DEPOSITS IN FOREIGN OFFICES (INCLUDING EDGE AND AGREEMENT SUBSIDIARIES AND IBFS)


                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)

     1.   Individuals, partnerships, and corporations  . . . .   $145,559
     2.   U.S. banks (including IBFs and foreign branches of
          U.S. banks)  . . . . . . . . . . . . . . . . . . . .          0
     3.   Foreign banks (including U.S. branches and agencies
          of foreign banks, including their IBFs)  . . . . . .          0
     4.   Foreign governments and official institutions                 0
          (including foreign central banks)  . . . . . . . . .
     5.   Certified and official checks  . . . . . . . . . . .          0
     6.   All other deposits . . . . . . . . . . . . . . . . .          0
                                                                 --------
     7.   Total (sum of items 1 through 6) (must equal Schedule
          RC, item 13.b) . . . . . . . . . . . . . . . . . . .   $145,559
                                                                 ========

     Memorandum
     ---------------------------------------------------------
     1.   Time deposits with a remaining maturity of one year
          or less (included in Part II, item 7 above)  . . . .     10,052

                             SCHEDULE RC-F--OTHER ASSETS

     1.   Income earned, not collected on loans  . . . . . . .   $ 22,256
     2.   Net deferred tax assets(1) . . . . . . . . . . . . .     39,036
     3.   Excess residential mortgage servicing fees receivable         0
     4.   Other (itemize and describe amounts that exceed 25%
          of this item)  . . . . . . . . . . . . . . . . . . .     88,739
                                                                 --------
        a.   Accrued Inc Rec Pass-thru Securities  . . . . . .     12,504
        b.   Accrued Inc Rec Pass-thru Securities  . . . . . .      9,460
        c.
     5.   Total (sum of items 1 through 4) (must equal Schedule
          RC, item 11) . . . . . . . . . . . . . . . . . . . .   $150,031
                                                                 ========

     Memorandum
     ---------------------------------------------------------
     1.   Deferred tax assets disallowed for regulatory capital
          purposes . . . . . . . . . . . . . . . . . . . . . .          0

                           SCHEDULE RC-G--OTHER LIABILITIES

     1. a.   Interest accrued and unpaid on deposits in
             domestic offices(2) . . . . . . . . . . . . . . .   $ 18,281
        b.   Other expenses accrued and unpaid (includes accrued
             income taxes payable) . . . . . . . . . . . . . .     79,337
     2.   Net deferred tax liabilities(2)  . . . . . . . . . .          0
     3.   Minority interest in consolidated subsidiaries . . .          0

     -----------------------------

     (1) See discussion of deferred income taxes in Glossary entry on "income taxes."

     (2) For savings banks, include "dividends" accrued and unpaid on deposits.

     4.   Other (itemize and describe amounts that exceed 25%
          of this item)  . . . . . . . . . . . . . . . . . . .     18,267
        a.   Accrued PostRetirement Medical  . . . . . . . . .    $ 6,675
                                                                 --------
        b.
        c.
     5.   Total (sum of items 1 through 4) (must equal Schedule
          RC, item 20) . . . . . . . . . . . . . . . . . . . .   $115,885
                                                                 ========

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.


           SCHEDULE RC-H--SELECTED BALANCE SHEET ITEMS FOR DOMESTIC OFFICES


                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     1.   Customers' liability to this bank on acceptances
          outstanding  . . . . . . . . . . . . . . . . . . . .      2,367
     2.   Bank's liability on acceptances executed and
          outstanding  . . . . . . . . . . . . . . . . . . . .      2,367
     3.   Federal funds sold and securities purchased under
          agreements to resell . . . . . . . . . . . . . . . .    570,505
     4.   Federal funds purchased and securities sold under
          agreements to repurchase . . . . . . . . . . . . . .     98,675
     5.   Other borrowed money . . . . . . . . . . . . . . . .     12,913
          EITHER
     6.   Net due from own foreign offices, Edge and Agreement
          subsidiaries, and IBFs . . . . . . . . . . . . . . .        N/A
          OR
     7.   Net due to own foreign offices, Edge and Agreement
          subsidiaries, and IBFs . . . . . . . . . . . . . . .    145,559
                                                               ----------
     8.   Total assets (excludes net due from foreign offices,
          Edge and Agreement subsidiaries, and IBFs) . . . . . $7,856,335
                                                               ==========
     9.   Total liabilities (excludes net due to foreign
          offices, Edge and Agreement subsidiaries, and IBFs)  $6,891,407
                                                               ==========

     ITEMS 10-17 INCLUDE HELD-TO-MATURITY AND AVAILABLE-FOR-
     SALE SECURITIES IN DOMESTIC OFFICES.
     10.  U.S. Treasury securities . . . . . . . . . . . . . .     36,903
     11.  U.S. Government agency and corporation obligations
          (exclude mortgage-backed securities) . . . . . . . .     10,304
     12.  Securities issued by states and political
          subdivisions in the U.S. . . . . . . . . . . . . . .     37,341
     13.  Mortgage-backed securities (MBS):
        a.   Pass-through securities:
          (1)  Issued or guaranteed by FNMA, FHLMC, or GNMA  .  2,136,569
          (2)  Other pass-through securities . . . . . . . . .      3,353
        b.   Other mortgage-backed securities (include CMOs,
             REMICs, and stripped MBS):
          (1)  Issued or guaranteed by FNMA, FHLMC, or GNMA  .      2,640
          (2)  All other mortgage-backed securities  . . . . .      2,296
     14.  Other domestic debt securities . . . . . . . . . . .      3,528
     15.  Foreign debt securities  . . . . . . . . . . . . . .          0
     16.  Equity securities:
        a.   Investments in mutual funds . . . . . . . . . . .          0
        b.   Other equity securities with readily determinable
             fair values . . . . . . . . . . . . . . . . . . .        818
        c.   All other equity securities . . . . . . . . . . .      9,093
                                                               ----------
     17.  Total held-to-maturity and available-for-sale
          securities (sum of items 10 through 16)  . . . . . . $2,242,845
                                                               ==========
     Memorandum (to be completed only by banks with IBFs and
     other "foreign" offices)
     ---------------------------------------------------------
        EITHER
     1.   Net due from the IBF of the domestic offices of the
          reporting bank . . . . . . . . . . . . . . . . . . .        397

        OR
     2.   Net due to the IBF of the domestic offices of the
          reporting bank . . . . . . . . . . . . . . . . . . .        N/A

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.

                SCHEDULE RC-I--SELECTED ASSETS AND LIABILITIES OF IBFS

         To be completed only by banks with IBFs and other "foreign" offices.

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     1.   Total IBF assets of the consolidated bank (component
          of Schedule RC, item 12) . . . . . . . . . . . . . .     397
     2.   Total IBF loans and lease financing receivables
          (component of Schedule RC-C, part I, item 12, column
          A) . . . . . . . . . . . . . . . . . . . . . . . . .       0
     3.   IBF commercial and industrial loans (component of
          Schedule RC-C, part I, item 4, column A) . . . . . .       0
     4.   Total IBF liabilities (component of Schedule RC, item
          21)  . . . . . . . . . . . . . . . . . . . . . . . .       0
     5.   IBF deposit liabilities due to banks, including other
          IBFs (component of Schedule RC-E, part II, items 2
          and 3) . . . . . . . . . . . . . . . . . . . . . . .       0
     6.   Other IBF deposit liabilities (component of Schedule
          RC-E, part II, items 1, 4, 5, and 6) . . . . . . . .       0

                         SCHEDULE RC-K--QUARTERLY AVERAGES(1)
                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     1.   Interest-bearing balances due from depository
          institutions . . . . . . . . . . . . . . . . . . . . $    1,248
     2.   U.S. Treasury securities and U.S. Government agency
          and corporation obligations(2) . . . . . . . . . . .  2,541,237
     3.   Securities issued by states and political
          subdivisions in the U.S.(2)  . . . . . . . . . . . .     46,790
     4. a.   Other debt securities(2)  . . . . . . . . . . . .      9,556
        b.   Equity securities(3) (includes investments in
             mutual funds and Federal Reserve stock) . . . . .      9,969
     5.   Federal funds sold and securities purchased under
          agreements to resell in domestic offices of the bank
          and of its Edge and Agreement subsidiaries, and in
          IBFs . . . . . . . . . . . . . . . . . . . . . . . .    581,458
     6.   Loans:
        a.   Loans in domestic offices:
          (1)  Total loans . . . . . . . . . . . . . . . . . .  3,505,468
          (2)  Loans secured by real estate  . . . . . . . . .  1,697,938
          (3)  Loans to finance agricultural production and        81,950
               other loans to farmers  . . . . . . . . . . . .
          (4)  Commercial and industrial loans . . . . . . . .    704,741
          (5)  Loans to individuals for household, family, and
               other personal expenditures . . . . . . . . . .    645,138

     -----------------------------

     (1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter, or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).

     (2) Quarterly averages for all debt securities should be based on amortized cost.

     (3) Quarterly averages for all equity securities should be based on historical cost.

                                                                   FOR THE
                                                                   PERIOD
                                                                  JANUARY 1,
                                                                   1996 TO
                                                                  DECEMBER 1,
                                                                    1996
                                                                 ----------
                                                                  (Year-to-
                                                                    date)

        b.   Total loans in foreign offices, Edge and Agreement
             subsidiaries, and IBFs  . . . . . . . . . . . . .          0
     7.   Trading assets . . . . . . . . . . . . . . . . . . .          0
     8.   Lease financing receivables (net of unearned income)        187
                                                               ----------
     9.   Total assets(4)  . . . . . . . . . . . . . . . . . . $7,413,858
                                                               ==========
     LIABILITIES
     10.  Interest-bearing transaction accounts in domestic
          offices (NOW accounts, ATS accounts, and telephone
          and preauthorized transfer accounts) (exclude demand
          deposits)  . . . . . . . . . . . . . . . . . . . . .    547,903
     11.  Nontransaction accounts in domestic offices:
        a.   Money market deposit accounts (MMDAs) . . . . . .  1,577,003
        b.   Other savings deposits  . . . . . . . . . . . . .  1,082,527
        c.   Time certificates of deposits of $100,000 or more    311,937
        d.   All other time deposits . . . . . . . . . . . . .  1,211,162
     12.  Interest-bearing deposits in foreign offices, Edge
          and Agreement subsidiaries, and IBFs . . . . . . . .    114,287
     13.  Federal funds purchased and securities sold under
          agreements to repurchase in domestic offices of the
          bank and of its Edge and Agreement subsidiaries, and
          in IBFs  . . . . . . . . . . . . . . . . . . . . . .    116,357
     14.  Other borrowed money . . . . . . . . . . . . . . . .     11,229

     -----------------------------

     (4) The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.

                        SCHEDULE RC-L--OFF-BALANCE SHEET ITEMS

     Please read carefully the instructions for the preparation of Schedule RC-
     L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     1.   Unused comments:
        a.   Revolving, open-end lines secured by 1-4 family
             residential properties, e.g., home equity lines .    188,786
        b.   Credit card lines . . . . . . . . . . . . . . . .          0
        c.   Commercial real estate, construction, and land
             development:
          (1)  Commitments to fund loans secured by real estate   138,457
          (2)  Commitments to fund loans not secured by real
               estate  . . . . . . . . . . . . . . . . . . . .         76
        d.   Securities underwriting . . . . . . . . . . . . .          0
        e.   Other unused commitments  . . . . . . . . . . . .  1,479,818
     2.   Financial standby letters of credit and foreign
          office guarantees  . . . . . . . . . . . . . . . . .     37,671
        a.   Amount of financial standby letters of credit
             conveyed to others  . . . . . . . . . . . . . . .          0
     3.   Performance standby letters of credit and foreign
          office guarantees  . . . . . . . . . . . . . . . . .      7,735
        a.   Amount of performance standby letters of credit
             conveyed to others  . . . . . . . . . . . . . . .          0
     4.   Commercial and similar letters of credit . . . . . .        120
     5.   Participations in acceptances (as described in the
          instructions) conveyed to others by the reporting
          bank . . . . . . . . . . . . . . . . . . . . . . . .          0
     6.   Participations in acceptances (as described in the
          instructions) acquired by the reporting
          (nonaccepting) bank  . . . . . . . . . . . . . . . .          0
     7.   Securities borrowed  . . . . . . . . . . . . . . . .    139,149
     8.   Securities lent (including customers' securities lent
          where the customer is indemnified against loss by the
          reporting bank)  . . . . . . . . . . . . . . . . . .  1,059,277
     9.   Loans transferred (i.e., sold or swapped) with
          recourse that have been treated as sold for Call
          Report purposes:
        a.   FNMA and FHLMC residential mortgage loan pools:
          (1)  Outstanding principal balance of mortgages
               transferred as of the report date . . . . . . .          0
          (2)  Amount of recourse exposure on these mortgages
               as of the report date . . . . . . . . . . . . .          0
        b.   Private (nongovernment-issued or -guaranteed)
             residential mortgage loan pools:
          (1)  Outstanding principal balance of mortgages
               transferred as of the report date . . . . . . .          0
          (2)  Amount of recourse exposure on these mortgages
               as of the report date . . . . . . . . . . . . .          0
        c.   Farmer Mac agricultural mortgage loan pools:
          (1)  Outstanding principal balance of mortgages
               transferred as of the report date . . . . . . .          0
          (2)  Amount of recourse exposure on these mortgages
               as of the report date . . . . . . . . . . . . .          0
        d.   Small business obligations transferred with
             recourse under Section 208 of the Riegle Community
             Development and Regulatory Improvement Act of 1994:
          (1)  Outstanding principal balance of small business
               obligations transferred as of the report date .          0
          (2)  Amount of retained recourse on these obligations
               as of the report date . . . . . . . . . . . . .          0

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     10.  When-issued securities:
        a.   Gross commitments to purchase . . . . . . . . . .          0
        b.   Gross commitments to sell . . . . . . . . . . . .          0
     11.  Spot foreign exchange contracts  . . . . . . . . . .         32
     12.  All other off-balance sheet liabilities (exclude off-
          balance sheet derivatives) (itemize and describe each
          component of this item over 25% of Schedule RC, item
          28, "Total equity capital")  . . . . . . . . . . . .          0
        a.
        b.
        c.
        d.
     13.  All other off-balance sheet assets (exclude off-
          balance sheet derivatives) (itemize and describe each
          component of this item over 25% of Schedule RC, item
          28, "Total equity capital")  . . . . . . . . . . . .          0
        a.
        b.
        c.
        d.


                               (COLUMN A)(COLUMN B) (COLUMN C) (COLUMN D)
                                INTEREST   FOREIGN    EQUITY   COMMODITY
                                  RATE    EXCHANGE  DERIVATIVE AND OTHER
                               CONTRACTS  CONTRACTS  CONTRACTS CONTRACTS
                                --------  --------   --------   --------
         Off-balance Sheet              (Calendar year-to-date)
            Derivatives         ----------------------------------------
        Position Indicators
     ------------------------
     14.  Gross amounts (e.g.,
          notional amounts)
          (for each column,
          sum of items 14.a
          through 14.e must
          equal sum of items
          15, 16.a, and 16.b):
        a.   Futures contracts       0        0          0         0
        b.   Forward contracts       0      260          0         0
        c.   Exchange-traded
             option contracts:
          (1)  Written options       0        0          0         0
          (2)  Purchased
               options . . . .       0        0          0         0
        d.   Over-the-counter
             option contracts:
          (1)  Written options       0        0          0         0
          (2)  Purchased
               options . . . .       0        0          0         0
        e.   Swaps . . . . . .       0        0          0         0
                                  ----     ----       ----      ----
     15.  Total gross notional
          amount of derivative
          contracts held for
          trading  . . . . . .       0      260          0         0
                                  ====     ====       ====      ====
     16.  Total gross notional
          amount of derivative
          contracts held for
          purposes other than
          trading:
        a.   Contracts marked
             to market . . . .       0        0          0         0
                                  ====     ====       ====      ====
        b.   Contracts not
             marked to market        0        0          0         0
                                  ====     ====       ====      ====

                               (COLUMN A)(COLUMN B) (COLUMN C) (COLUMN D)
                                INTEREST   FOREIGN    EQUITY   COMMODITY
                                  RATE    EXCHANGE  DERIVATIVE AND OTHER
                               CONTRACTS  CONTRACTS  CONTRACTS CONTRACTS
                                --------  --------   --------   --------
         Off-balance Sheet              (Calendar year-to-date)
            Derivatives         ----------------------------------------
        Position Indicators
     ------------------------
     17.  Gross fair values of
          derivative
          contracts:
        a.   Contracts held
             for trading:
          (1)  Gross positive
               fair value  . .       0        0          0         0
          (2)  Gross negative
               fair value  . .       0        3          0         0
        b.   Contracts held
             for purposes
             other than
             trading that are
             marked to market:
          (1)  Gross positive
               fair value  . .       0        0          0         0
          (2)  Gross negative
               fair value  . .       0        0          0         0
        c.   Contracts held
             for purposes
             other than
             trading that are
             not marked to
             market:
          (1)  Gross positive
               fair value  . .       0        0          0         0
          (2)  Gross negative
               fair value  . .       0        0          0         0


                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     Memoranda
     ---------------------------------------------------------
     1.-2.  Not applicable . . . . . . . . . . . . . . . . . .        --
     3.   Unused commitments with an original maturity
          exceeding one year that are reported in Schedule RC-
          L, items 1.a through 1.e, above (report only the
          unused portions of commitments that are fee paid or
          otherwise legally binding) . . . . . . . . . . . . . 1,044,892
        a.   Participations in commitments with an original
             maturity exceeding one year conveyed to others  .   211,022
     4.   To be completed only by banks with $1 billion or more
          in total assets:
        Standby letters of credit and foreign office guarantees
        (both financial and performance) issued to non-U.S.
        addressees (domicile) included in Schedule RC-L, items 2
        and 3, above . . . . . . . . . . . . . . . . . . . . .         0
     5.   Installment loans to individuals for household,
          family, and other personal expenditures that have
          been securitized and sold without recourse (with
          servicing retained), amounts outstanding by type of
          loan:
        a.   Loans to purchase private passenger automobiles (to
             be completed for the September report only) . . .       N/A
        b.   Credit cards and related plans (TO BE COMPLETED
             QUARTERLY)  . . . . . . . . . . . . . . . . . . .    74,949
        c.   All other consumer installment credit (including
             mobile home loans) (to be completed for the
             September report only)  . . . . . . . . . . . . .       N/A

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.

                               SCHEDULE RC-M--MEMORANDA


                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     1.   Extensions of credit by the reporting bank to its
          executive officers, directors, principal
          shareholders, and their related interests as of the
          report date:
        a.   Aggregate amount of all extensions of credit to all
             executive officers, directors, principal
             shareholders, and their related interests . . . .  $   1,399
        b.   Number of executive officers, directors, and
             principal shareholders to whom the amount of all
             extensions of credit by the reporting bank
             (including extensions of credit to related
             interests) equals or exceeds the lesser of $500,000
             or 5 percent of total capital as defined for this     Number
             purpose in agency regulations . . . . . . . . . .          2
     2.   Federal funds sold and securities purchased under
          agreements to resell with U.S. branches and agencies
          of foreign banks(1) (included in Schedule RC, items
          3.a and 3.b) . . . . . . . . . . . . . . . . . . . .          0
     3.   Not applicable . . . . . . . . . . . . . . . . . . .         --
     4.   Outstanding principal balance of 1-4 family
          residential mortgage loans serviced for others
          (include both retained servicing and purchased
          servicing):
        a.   Mortgages serviced under a GNMA contract  . . . .          0
        b.   Mortgages serviced under a FHLMC contract:
          (1)  Serviced with recourse to servicer  . . . . . .          0
          (2)  Serviced without recourse to servicer . . . . .          0
        c.   Mortgages serviced under a FNMA contract:
          (1)  Serviced under a regular option contract  . . .          0
          (2)  Serviced under a special option contract  . . .          0
        d.   Mortgages serviced under other servicing contracts         0
     5.   To be completed only by banks with $1 billion or more
          in total assets:
        Customers' liability to this bank on acceptances
        outstanding (sum of items 5.a and 5.b must equal
        Schedule RC, item 9):
        a.   U.S. addressees (domicile)  . . . . . . . . . . .      2,367
        b.   Non-U.S. addressees (domicile)  . . . . . . . . .          0
     6.   Intangible assets:
        a.   Mortgage servicing rights . . . . . . . . . . . .          0
        b.   Other identifiable intangible assets:
          (1)  Purchased credit card relationships . . . . . .          0
          (2)  All other identifiable intangible assets  . . .          0
        c.   Goodwill  . . . . . . . . . . . . . . . . . . . .        119
                                                                 --------
        d.   Total (sum of items 6.a through 6.c ) (must equal
             Schedule RC, item 10) . . . . . . . . . . . . . .        119
                                                                 ========
        e.   Amount of intangible assets (included in
             item 6.b.(2) above) that have been grandfathered or
             are otherwise qualifying for regulatory capital
             purposes  . . . . . . . . . . . . . . . . . . . .          0

     -----------------------------

     (1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)

     7.   Mandatory convertible debt, net of common or
          perpetual preferred stock dedicated to redeem the
          debt . . . . . . . . . . . . . . . . . . . . . . . .          0
     8. a.  Other real estate owned:
          (1)  Direct and indirect investments in real estate
               ventures  . . . . . . . . . . . . . . . . . . .          0
          (2)  All other real estate owned:
             (a)  Construction and land development in domestic
                  offices  . . . . . . . . . . . . . . . . . .          0
             (b)  Farmland in domestic offices . . . . . . . .          0
             (c)  1-4 family residential properties in domestic
                  offices  . . . . . . . . . . . . . . . . . .        428
             (d)  Multifamily (5 or more) residential properties
                  in domestic offices  . . . . . . . . . . . .          0
             (e)  Nonfarm nonresidential properties in domestic
                  office . . . . . . . . . . . . . . . . . . .          0
             (f)  In foreign offices . . . . . . . . . . . . .          0
                                                                 --------
          (3)  Total (sum of items 8.a.(1) and 8.a.(2)  (must
               equal Schedule RC, item 7)  . . . . . . . . . .        428
                                                                 ========
        b.   Investments in unconsolidated subsidiaries and
             associated companies:
          (1)  Direct and indirect investments in real estate
               ventures  . . . . . . . . . . . . . . . . . . .          0
          (2)  All other investments in unconsolidated
               subsidiaries and associated companies . . . . .          0
          (3)  Total (sum of items 8.b.(1) and 8.b.(2))  (must
               equal Schedule RC, item 8)  . . . . . . . . . .          0
                                                                 --------
        c.   Total assets of unconsolidated subsidiaries and
             associated companies  . . . . . . . . . . . . . .          0
                                                                 ========
     9.   Noncumulative perpetual preferred stock and related
          surplus included in Schedule RC, item 23, "Perpetual
          preferred stock and related surplus" . . . . . . . .          0
     10.  Mutual fund and annuity sales in domestic offices
          during the quarter (include proprietary, private
          label, and third party products):
        a.   Money market funds  . . . . . . . . . . . . . . .  1,367,503
        b.   Equity securities funds . . . . . . . . . . . . .          0
        c.   Debt securities funds . . . . . . . . . . . . . .          0
        d.   Other mutual funds  . . . . . . . . . . . . . . .     24,701
        e.   Annuities . . . . . . . . . . . . . . . . . . . .     13,015
        f.   Sales of proprietary mutual funds and annuities
             (included in items 10.a through 10.e above) . . .    987,124

     Memorandum
     ---------------------------------------------------------
     1.   Interbank holdings of capital instruments (to be
          completed for the December report only):
        a.   Reciprocal holdings of banking organizations'
             capital instruments . . . . . . . . . . . . . . .          0
        b.   Nonreciprocal holdings of banking organizations'
             capital instruments . . . . . . . . . . . . . . .          0

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.

        SCHEDULE RC-N--PAST DUE AND NONACCRUAL LOANS, LEASES, AND OTHER ASSETS

     The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 10, column A, and in Memorandum items 2 through 4, column A, as confidential.

                                (COLUMN A)   (COLUMN B)
                                 PAST DUE    PAST DUE 90
                                30 THROUGH     DAYS OR
                                89 DAYS AND   MORE AND
                                   STILL        STILL     (COLUMN C)
                                 ACCRUING     ACCRUING    NONACCRUAL
                                -----------   --------    ----------
                                      (Calendar year-to-date)
                                ------------------------------------
     1.   Loans secured by
          real estate:
        a.   To U.S.
             addressees
             (domicile)  . .  $15,587          $564       $2,516
        b.   To non-U.S.
             addressees
             (domicile)  . .        0             0            0
     2.   Loans to depository
          institutions and
          acceptance of other
          banks:
        a.   To U.S. banks
             and other U.S.
             depository
             institutions  .        0             0            0
        b.   To foreign banks       0             0            0
     3.   Loans to finance
          agricultural
          production and
          other loans to
          farmers  . . . . .    1,156           797            7
     4.   Commercial and
          industrial loans:
        a.   To U.S.
             addressees
             (domicile)  . .   12,299         1,815        1,549
        b.   To non-U.S.
             addressees
             (domicile)  . .        0             0            0
     5.   Loans to
          individuals for
          household, family,
          and other personal
          expenditures:
        a.   Credit cards and
             related plans .    1,566           472            0
        b.   Other (includes
             single payment,
             installment, and
             all student
             loans)  . . . .   15,406         5,173           14
     6.   Loans to foreign
          governments and
          official
          institutions . . .        0             0            0
     7.   All other loans  .       98           555        1,498
     8.   Lease financing
          receivables:
        a.   Of U.S.
             addressees
             (domicile)  . .        0             0            0
        b.   Of non-U.S.
             addressees
             (domicile)  . .        0             0            0
     9.   Debt securities and
          other assets
          (exclude other real
          estate owned and
          other repossessed
          assets)  . . . . .        0             0            0
     -----------------------------------------------------------------------

     Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.
     10.  Loans and leases
          reported in items 1
          through 8 above
          which are wholly or
          partially
          guaranteed by the
          U.S. Government  .        0             0            0

                                (COLUMN A)   (COLUMN B)
                                 PAST DUE    PAST DUE 90
                                30 THROUGH     DAYS OR
                                89 DAYS AND   MORE AND
                                   STILL        STILL     (COLUMN C)
                                 ACCRUING     ACCRUING    NONACCRUAL
                                -----------   --------    ----------
                                      (Calendar year-to-date)
                                ------------------------------------

        a.   Guaranteed
             portion of loans
             and leases
             included in
             item 10 above .        0             0            0
     Memoranda
     -----------------------
     1.   Restructured loans
          and leases included
          in Schedule RC-N,
          items 1 through 8,
          above (and not
          reported in
          Schedule RC-C,
          part I, Memorandum
          item 2)  . . . . .        0             0            0
     2.   Loans to finance
          commercial real
          estate,
          construction, and
          land development
          activities (not
          secured by real
          estate) included in
          Schedule RCN,
          items 4 and 7,
          above  . . . . . .        0             0            0
     3.   Loans secured by
          real estate in
          domestic offices
          (included in
          Schedule RCN,
          item 1 above):
        a.   Construction and
             land development   3,908             7        1,138
        b.   Secured by
             farmland  . . .      531             0            0
        c.   Secured by 1-4
             family
             residential
             properties:
          (1)  Revolving,
               open-end loans
               secured by 1-4
               family
               residential
               properties and
               extended under
               lines of
               credit  . . .    1,109           116           29
          (2)  All other
               loans secured
               by 1-4 family
               residential
               properties  .    4,998           441          392
        d.   Secured by
             multifamily (5
             or more)
             residential
             properties  . .        0             0           58
        e.   Secured by
             nonfarm
             nonresidential
             properties  . .    5,041             0          899


                                (COLUMN A)   (COLUMN B)
                                PAST DUE 30  PAST DUE 90
                                THROUGH 89     DAYS OR
                                   DAYS         MORE
                                 --------     --------
                                (Calendar year-to-date)
                                -----------------------
     4.   Interest rate,
          foreign exchange
          rate, and other
          commodity and
          equity contracts:
        a.   Book value of
             amounts carried
             as assets . . .        0             0
        b.   Replacement cost
             of contracts
             with a positive
             replacement cost       0             0

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.

             SCHEDULE RC-O--OTHER DATA FOR DEPOSIT INSURANCE ASSESSMENTS

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     1.   Unposted debits (see instructions):
        a.   Actual amount of all unposted debits  . . . . . .       N/A
          OR
        b.   Separate amount of unposted debits:
          (1)  Actual amount of unposted debits to demand
               deposits  . . . . . . . . . . . . . . . . . . .    25,425
          (2)  Actual amount of unposted debits to time and
               savings deposits(1) . . . . . . . . . . . . . .         0
     2.   Unposted credits (see instructions):
        a.   Actual amount of all unposted credits . . . . . .         0
          OR
        b.   Separate amount of unposted credits:
          (1)  Actual amount of unposted debits to demand
               deposits  . . . . . . . . . . . . . . . . . . .       N/A
          (2)  Actual amount of unposted credits to time and
               savings deposits(1) . . . . . . . . . . . . . .       N/A
     3.   Uninvested trust funds (cash) held in bank's own
          trust department (not included in total deposits in
          domestic offices . . . . . . . . . . . . . . . . . .         0
     4.   Deposits of consolidated subsidiaries in domestic
          offices and in insured branches in Puerto Rico and
          U.S. territories and possessions (not included in
          total deposits:
        a.   Demand deposits of consolidated subsidiaries  . .     6,860
        b.   Time and savings deposits(1) of consolidated
             subsidiaries  . . . . . . . . . . . . . . . . . .         0
        c.   Interest accrued and unpaid on deposits of
             consolidated subsidiaries . . . . . . . . . . . .         0
     5.   Deposits in insured branches in Puerto Rico and U.S.
          territories and possessions:
        a.   Demand deposits in insured branches (included in
             Schedule RCE, Part II)  . . . . . . . . . . . . .         0
        b.   Time and savings deposits(1) in insured branches
             (included in Schedule RCE, Part II) . . . . . . .         0
        c.   Interest accrued and unpaid on deposits in insured
             branches (included in Schedule RC-G, item 1.b)  .         0
     Item 6 is not applicable to state nonmember banks that have not been authorized by the Federal Reserve to act as pass-through correspondents.

     6.   Reserve balances actually passed through to the
          Federal Reserve by the reporting bank on behalf of
          its respondent depository institutions that are also
          reflected as deposit liabilities of the reporting
          bank:
        a.   Amount reflected in demand deposits (included in
             Schedule RC-E, item 4 or 5, column B  . . . . . .         0
        b.   Amount reflected in time and savings deposits(1)
             (included in Schedule RCE, item 4 or 5, column A or
             C, but not column B)  . . . . . . . . . . . . . .         0
     7.   Unamortized premiums and discounts on time and
          savings deposits:(1)
        a.   Unamortized premiums  . . . . . . . . . . . . . .         0

        b.   Unamortized discounts . . . . . . . . . . . . . .         0
                                                                --------

     -----------------------------

     (1) For FDIC insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     8.   To be completed by banks with "Oakar deposits."
          Total "Adjusted Attributable Deposits" of all
          institutions acquired under Section 5(d)(3) of the
          Federal Deposit Insurance Act (from most recent FDIC
          Oakar Transaction Worksheet(s))  . . . . . . . . . .     807,172
                                                                  ========
     9.   Deposits in lifeline accounts  . . . . . . . . . . .          --
     10.  Benefit-responsive "Depository Institution Investment
          Contracts" (included in total deposits in domestic
          offices) . . . . . . . . . . . . . . . . . . . . . .           0
     11.  Adjustments to demand deposits in domestic offices
          reported in Schedule RCE for certain reciprocal
          demand balances:
        a.   Amount by which demand deposits would be reduced if
             reciprocal demand balances between the reporting
             bank and savings associations were reported on a
             net basis rather than a gross basis in Schedule RCE         0
        b.   Amount by which demand deposits would be increased
             if reciprocal demand balances between the reporting
             bank and U.S. branches and agencies of foreign
             banks were reported on a gross basis rather than a
             net basis in Schedule RCE . . . . . . . . . . . .           0
        c.   Amount by which demand deposits would be reduced if
             cash items in process of collection were included
             in the calculation of net reciprocal demand
             balances between the reporting bank and the
             domestic offices of U.S. banks and savings
             associations in Schedule RCE  . . . . . . . . . .           0

     Memoranda (to be completed each quarter except as noted)
     ---------------------------------------------------------
     1.   Total deposits in domestic offices of the bank (sum
          of Memorandum items 1.a.(1) and 1.b.(1) must equal
          Schedule RC, item 13.a):
        a.   Deposit accounts of $100,000 or less:
          (1)  Amount of deposit accounts of $100,000 or less    4,242,160
          (2)  Number of deposit accounts of $100,000 or less       Number
               (to be completed for the June report only)  . .         N/A
        b.   Deposit accounts of more than $100,000:
          (1)  Amount of deposit accounts of more than $100,000  2,799,134
                                                                    Number
          (2)  Number of deposit accounts of more than $100,000      7,671
     2.   Estimated amount of uninsured deposits in domestic
          offices of the bank:
        a.   An estimate of your bank's uninsured deposits can
             be determined by multiplying the number of deposit
             accounts of more than $100,000 reported in
             Memorandum item 1.b.(2) above by $100,000 and
             subtracting the result from the amount of deposit
             accounts of more than $100,000 reported in
             Memorandum item 1.b.(1) above.
            Indicate in the appropriate box at the right whether
            your bank has a method or procedure for determining a  YES   NO
            better estimate of uninsured deposits than the
            estimate described above . . . . . . . . . . . . . .       [X]
        b.   If the box marked YES has been checked, report the
             estimate of uninsured deposits determined by using
             your bank's method or procedures  . . . . . . . .         N/A

                            CONSOLIDATED REPORT OF INCOME

                  ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED
              ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.

                          SCHEDULE RC-R--REGULATORY CAPITAL

     This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC, item 12, for June 30, 1995, must complete items 2 through 9 and Memoranda items 1 and 2. Banks with assets of less than $1 billion must complete items 1 through 3 below or Schedule RCR in its entirety, depending on their response to item 1 below.

     1. Test for determining the extent to which Schedule RCR must be completed. To be completed only by banks with total assets of less than $1 billion. Indicate in the appropriate box at the right whether the bank has total capital greater than or equal to eight percent of adjusted total assets
             For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RCL (see instructions).
             If the box marked YES has been checked, then the bank only has to complete items 2 and 3 below. If the box marked NO has been checked, the bank must complete the remainder of this schedule.
             A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.

     NOTE: ALL BANKS ARE REQUIRED TO COMPLETE ITEMS 2 AND 3 BELOW. SEE OPTIONAL WORKSHEET FOR ITEMS 3.A THROUGH 3.F.

                                                 (COLUMN A)
                                                SUBORDINATED  (COLUMN B)
                                                DEBT(1) AND      OTHER
                                                INTERMEDIATE   LIMITED-
                                                    TERM         LIFE
                                                 PREFERRED      CAPITAL
                                                   STOCK      INSTRUMENTS
                                                  --------     --------
                                                 (Calendar year-to-date)
                                                 -----------------------
     2.   Subordinated debt(1) and other
          limited-life capital instruments
          (original weighted average maturity
          of at least vie years) with a
          remaining maturity of:
        a.   One year or less  . . . . . . . .         0            0
        b.   Over one year through two years .         0            0
        c.   Over two years through three
             years . . . . . . . . . . . . . .         0            0
        d.   Over three years through four
             years . . . . . . . . . . . . . .         0            0
        e.   Over four years through five
             years . . . . . . . . . . . . . .         0            0
        f.   Over five years . . . . . . . . .    42,000            0
     3.   Amounts used in calculating
          regulatory capital ratios (report
          amounts determined by the bank for
          its own internal regulatory capital
          analyses):
        a.   Tier 1 capital  . . . . . . . . .        --      393,700
        b.   Tier 2 capital  . . . . . . . . .        --      102,638
        c.   Total risk-based capital  . . . .        --      496,338
        d.   Excess allowance for loan and
             lease losses  . . . . . . . . . .        --       22,453
        e.   Risk-weighted assets (net of all
             deductions, including
           excess allowance) . . . . . . . . .        --    4,828,573
        f.   "Average total assets" (net of
             all assets deducted from
           Tier L capital) (2)   . . . . . . .        --    7,413,837

     -----------------------------

     (1)  Exclude mandatory convertible debt reported in Schedule RC-M, item 7.

     (2)  Do not deduct excess allowance for loan and lease losses.

                                                              (COLUMN B)
                                                                CREDIT
                                                 (COLUMN A)   EQUIVALENT
                                                   ASSETS      AMOUNT OF
     Items 4-9 and Memoranda items 1 and 2 are  RECORDED ON   OFF-BALANCE
     to be completed by banks that answered NO  THE BALANCE      SHEET
     to item 1 above and by banks with total       SHEET       ITEMS(3)
     assets of $1 billion or more.                --------     --------
                                                 (Calendar year-to-date)
                                                 -----------------------

     4.   Assets and credit equivalent amounts
          of off-balance sheet items assigned
          to the Zero percent risk category:
        a.   Assets recorded on the balance
             sheet:
          (1)  Securities issued by, other
               claims on, and claims
               unconditionally guaranteed by,
               the U.S. Government and its
               agencies and other OECD central
               governments . . . . . . . . . .   173,377           --
          (2)  All other . . . . . . . . . . .   184,851           --
        b.   Credit equivalent amount of off-
             balance sheet items . . . . . . .        --            0

     -----------------------------

     (3) Do not report in column B the risk-weighted amount of assets reported in column A.

                                                              (COLUMN B)
                                                                CREDIT
                                                 (COLUMN A)   EQUIVALENT
                                                   ASSETS     AMOUNT OF
                                                RECORDED ON  OFF-BALANCE
                                                THE BALANCE     SHEET
                                                   SHEET       ITEMS(1)
                                                -----------    ---------
                                                (Calandar-year-to-date)
                                                ------------------------
     5.   Assets and credit equivalent amounts
          of off-balance sheet items assigned
          to the 20 percent risk category:
        a.   Assets recorded on the balance
             sheet:
          (1)  Claims conditionally guaranteed
               by the U.S. Government and its
               agencies and other OECD central
               governments . . . . . . . . . .   541,677           --
          (2)  Claims collateralized by
               securities issued by the U.S.
               Government and its agencies and
               other OECD central governments;
               by securities issued by U.S.
               Government-sponsored agencies;
               and by cash on deposit  . . . .    40,282           --
          (3)  All other . . . . . . . . . . . 3,449,336           --
        b.   Credit equivalent amount of off-
             balance sheet items . . . . . . .        --    1,099,194
     6.   Assets and credit equivalent amounts
          of off-balance sheet items assigned
          to the 50 percent risk category:
        a.   Assets recorded on the balance
             sheet . . . . . . . . . . . . . .   525,891           --
        b.   Credit equivalent amount of off-
             balance sheet items . . . . . . .        --       17,032
     7.   Assets and credit equivalent amounts
          of off-balance sheet items assigned
          to the 100 percent risk category:
        a.   Assets recorded on the balance
             sheet . . . . . . . . . . . . . . 3,018,436           --
        b.   Credit equivalent amoutn fo off-
             balance sheet items . . . . . . .        --      535,505

     8.   On-balance sheet asset values
          excluded from the calculation of the
          risk-based capital ratio(2)  . . . .     5,571           --
                                                --------     --------
     9.   Total assets recorded on the balance
          sheet (sum of items 4.a, 5.a, 6.a,
          7.a, and 8, column (A) (must equal
          Schedule RC, item 12 plus items 4.b
          and 4.c) . . . . . . . . . . . . . . 7,939,421           --
                                               =========     ========

     -----------------------------

     (1) Do not report in column B the risk-weighted amount of assets reported in column A.

     (2) Include the difference between the fair value and the amortized cost of available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contract futures contracts) not subject to risk-based capital. Exclude from item 8 margin accounts and accrued receivables as of any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.

                                                                     FOR THE
                                                                     PERIOD
                                                                   JANUARY 1,
                                                                     1996 TO
                                                                  DECEMBER 31,
                                                                      1996
                                                                    --------
                                                                    (Year-to-
                                                                      date)
     Memoranda
     ---------------------------------------------------------
     1.   Current credit exposure across all off-balance sheet
          derivative contracts covered by the risk-based
          capital standards  . . . . . . . . . . . . . . . . .        0

                                  WITH A REMAINING MATURITY OF
                                  ----------------------------
                                           (COLUMN B)
                                            OVER ONE
                               (COLUMN A)     YEAR    (COLUMN C)
                                ONE YEAR    THROUGH    OVER FIVE
                                OR LESS    FIVE YEARS    YEARS
                                --------    --------   --------
                                    (Calendar year-to-date)
                                -------------------------------

     2.   Notional principal
          amounts of off-
          balance sheet
          derivative
          contracts:
        a.   Interest rate
             contracts(3)  .       0           0           0
        b.   Foreign exchange
             contracts . . .       0           0           0
        c.   Gold contracts        0           0           0
        d.   Other precious
             metals contracts      0           0           0
        e.   Other commodity
             contracts . . .       0           0           0
        f.   Equity
             derivative
             contracts . . .       0           0           0

     ------------------------------

     (3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.